                                                                   EXHIBIT 10.29



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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                           MONARCH DENTAL CORPORATION
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
       as Administrative Agent, Sole Lead Arranger and Sole Book Manager,

                                       and
                            the Lenders named herein



                                   Dated as of
                                  April 1, 2001



================================================================================

                                Table of Contents

                                                                            Page
                                                                            ----
ARTICLE 1
         Definitions..........................................................1
         Section 1.1   Definitions............................................1
         Section 1.2   Other Definitional Provisions.........................15
         Section 1.3   Accounting Terms and Determinations...................16
         Section 1.4   Time of Day...........................................16

ARTICLE 2

         Term Loan Facility..................................................16
         Section 2.1   Term Loans............................................16
         Section 2.2   Term Notes............................................17
         Section 2.3   Repayment of Loans....................................17
         Section 2.4   Use of Proceeds.......................................17

ARTICLE 3

         Interest and Fees...................................................17
         Section 3.1   Interest Rate.........................................17
         Section 3.2   Payment Dates.........................................18
         Section 3.3   Default Interest......................................18
         Section 3.4   Fees..................................................18
         Section 3.5   Computations..........................................18

ARTICLE 4

         Administrative Matters..............................................19
         Section 4.1   [Intentionally omitted.]
         Section 4.2   Certain Notices.......................................19
         Section 4.3   Prepayments...........................................19
         Section 4.4   Method of Payment.....................................20
         Section 4.5   Pro Rata Treatment....................................21
         Section 4.6   Sharing of Payments...................................21
         Section 4.7   Non-Receipt of Funds by Administrative Agent..........21

ARTICLE 5

         Taxes...............................................................22
         Section 5.1   Taxes.................................................22
         Section 5.2   Withholding Tax Exemption.............................23

ARTICLE 6

         Security............................................................24

                                Table of Contents

                                                                            Page
                                                                            ----
         Section 6.1   Collateral............................................24
         Section 6.2   Guaranties............................................24
         Section 6.3   New Subsidiaries, New Issuances of Capital
                         Stock...............................................24
         Section 6.4   New Mortgaged Properties..............................25
         Section 6.5   Release of Collateral.................................26

ARTICLE 7

         Conditions Precedent................................................26
         Section 7.1   Effective Date Loans..................................26

ARTICLE 8

         Representations and Warranties......................................30
         Section 8.1   Corporate Existence...................................30
         Section 8.2   Financial Condition...................................30
         Section 8.3   Corporate and Similar Action; No Breach...............30
         Section 8.4   Operation of Business.................................31
         Section 8.5   Litigation and Judgments..............................31
         Section 8.6   Rights in Properties; Liens...........................31
         Section 8.7   Enforceability........................................31
         Section 8.8   Approvals.............................................32
         Section 8.9   Debt..................................................32
         Section 8.10  Taxes.................................................32
         Section 8.11  Margin Securities.....................................32
         Section 8.12  ERISA.................................................32
         Section 8.13  Disclosure............................................32
         Section 8.14  Subsidiaries; Capitalization..........................33
         Section 8.15  Agreements............................................33
         Section 8.16  Compliance with Laws..................................33
         Section 8.17  Investment Company Act................................33
         Section 8.18  Public Utility Holding Company Act....................33
         Section 8.19  Environmental Matters.................................34
         Section 8.20  Broker's Fees.........................................35
         Section 8.21  Employee Matters......................................35
         Section 8.22  Solvency..............................................35
         Section 8.23  Providers' Compliance with Dental Practice Laws and Fraud and Abuse Laws............................35

ARTICLE 9

         Positive Covenants..................................................35
         Section 9.1   Reporting Requirements................................35

                                Table of Contents

                                                                            Page
                                                                            ----
         Section 9.2   Maintenance of Existence; Conduct of Business.........38
         Section 9.3   Maintenance of Properties.............................38
         Section 9.4   Taxes and Claims......................................38
         Section 9.5   Insurance.............................................39
         Section 9.6   Inspection Rights.....................................39
         Section 9.7   Keeping Books and Records.............................40
         Section 9.8   Compliance with Laws..................................40
         Section 9.9   Compliance with Agreements............................40
         Section 9.10  Further Assurances....................................40
         Section 9.11  ERISA.................................................40
         Section 9.12  Covenant Compliance...................................41
         Section 9.13  Quantity and Quality of Documents.....................41

ARTICLE 10

         Negative Covenants..................................................41
         Section 10.1  Debt..................................................41
         Section 10.2  Limitation on Liens and Restrictions on
                         Subsidiaries........................................42
         Section 10.3  Mergers, Etc..........................................43
         Section 10.4  Restricted Junior Payments............................44
         Section 10.5  Investments...........................................44
         Section 10.6  Limitation on Issuance of Capital Stock...............45
         Section 10.7  Transactions With Affiliates..........................45
         Section 10.8  Disposition of Assets.................................45
         Section 10.9  Lines of Business.....................................46
         Section 10.10 Limitations on Restrictions Affecting
                         Subsidiaries........................................46
         Section 10.11 Environmental Protection..............................46
         Section 10.12 ERISA.................................................46
         Section 10.13 Changes in Management.................................47

ARTICLE 11

         Financial Covenants.................................................47
         Section 11.1  Minimum Consolidated  Net Worth.......................47
         Section 11.2  Minimum Consolidated EBITDA...........................47
         Section 11.3  Capital Expenditures..................................47

ARTICLE 12

         Default.............................................................48
         Section 12.1  Events of Default.....................................48
         Section 12.2  Remedies..............................................50

                                Table of Contents

                                                                            Page
                                                                            ----
         Section 12.3  Performance by Administrative Agent...................51
         Section 12.4  Set-off...............................................51
         Section 12.5  Continuance of Default................................52

ARTICLE 13

         Administrative Agent................................................52
         Section 13.1  Appointment, Powers, and Immunities...................52
         Section 13.2  Reliance by Administrative Agent......................52
         Section 13.3  Defaults..............................................53
         Section 13.4  Rights as Lender......................................53
         Section 13.5  Indemnification.......................................53
         Section 13.6  Non-Reliance on Administrative Agent and Other
                         Lenders.............................................54
         Section 13.7  Resignation of Administrative Agent...................54
         Section 13.8  Administrative Agent Fee..............................55
         Section 13.9  Several Commitments...................................55

ARTICLE 14

         Miscellaneous.......................................................55
         Section 14.1  Expenses..............................................55
         Section 14.2  Indemnification.......................................56
         Section 14.3  Limitation of Liability...............................57
         Section 14.4  No Duty...............................................57
         Section 14.5  No Fiduciary Relationship.............................57
         Section 14.6  Equitable Relief......................................57
         Section 14.7  No Waiver; Cumulative Remedies........................57
         Section 14.8  Successors and Assigns................................57
         Section 14.9  Survival..............................................59
         Section 14.10 Entire Agreement......................................59
         Section 14.11 Amendments and Waivers................................60
         Section 14.12 Maximum Interest Rate.................................61
         Section 14.13 Notices...............................................61
         Section 14.14 Governing Law; Venue; Service of Process..............62
         Section 14.15 Counterparts..........................................62
         Section 14.16 Severability..........................................62
         Section 14.17 Headings..............................................62
         Section 14.18 Non-Application of Chapter 15 of Texas Credit
                         Code................................................62
         Section 14.19 Construction..........................................62
         Section 14.20 Independence of Covenants.............................63
         Section 14.21 Waiver of Jury Trial..................................63
         Section 14.22 Confidentiality.......................................63

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                                Table of Contents

                                                                            Page
                                                                            ----
         Section 14.23 Release and Waiver.:..................................63
         Section 14.24 Amendment and Restatement.............................64

                                INDEX TO EXHIBITS

                           Exhibit                   Description of Exhibit
                           -------                   ----------------------

                           A                         Term Note
                           B                         Assignment and Acceptance Agreement
                           C                         Compliance Certificate
                           D                         Guaranty
                           E                         Joinder Agreement


                               INDEX TO SCHEDULES

                           Schedule                  Description of Schedule
                           --------                  -----------------------

                           8.4                       Operation of Business
                           8.5                       Litigation and Judgments
                           8.6(a)                    Real Property
                           8.6(b)                    Intellectual Property
                           8.6(c)                    Locations
                           8.9                       Debt
                           8.12                      ERISA
                           8.14                      Subsidiaries; Capitalization
                           8.15                      Agreements
                           8.19                      Environmental Matters
                           8.21                      Employee Matters
                           10.2                      Liens

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement"), dated as of April 1, 2001 (the "Closing Date"), is among MONARCH DENTAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof pursuant to Section 14.8(b) (individually, a "Lender" and, collectively, the "Lenders") and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors in such capacity, "Administrative Agent").

                                    RECITALS:

         A. Administrative Agent, Borrower and the Lenders previously executed that certain Second Amended and Restated Loan Agreement dated as of June 30, 1999 (as amended and otherwise modified, the "Existing Credit Agreement"), pursuant to which the Lenders provided Borrower with a revolving credit facility.

         B. Borrower has requested that Administrative Agent and the Lenders modify, extend, amend and restate the Existing Credit Agreement, including, without limitation, extension of the termination date of the credit facility until July 1, 2002. Upon and subject to the terms of this Agreement and each of the other Loan Documents, Administrative Agent and the Lenders are willing to modify, amend and restate the Existing Credit Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Administrative Agent" has the meaning set forth in the introductory paragraph of this Agreement.

         "Affiliate" means, with respect to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of Voting Stock of such Person; or (c) ten percent (10%) or more of the Voting Stock of which is directly or indirectly beneficially owned or held by the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 1

Voting Stock, by contract, or otherwise; provided, however, in no event shall Administrative Agent or any Lender be deemed an Affiliate of Borrower or any Subsidiary of Borrower.

         "Agreement" has the meaning set forth in the introductory paragraph of this Agreement, as the same may be amended or otherwise modified.

         "Applicable Lending Office" means, for each Lender, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated on the signature pages hereof or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

         "Asset Disposition" means, with respect to any Person, the disposition of any asset of such Person (including, without limitation, the sale of any Capital Stock of any Subsidiary of such Person) other than sales of Inventory in the ordinary course of business.

         "Assignment and Acceptance" means an assignment and acceptance, in substantially the form of Exhibit B, entered into by a Lender and an Eligible Assignee and accepted by Administrative Agent pursuant to Section 14.8(b).

         "Bank of America" means Bank of America, N.A., and its successors and assigns.

         "Bankruptcy Code" has the meaning set forth in Section 12.1(e).

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate plus one-half of one percent (0.5%), or (b) the Prime Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate without special notice to Borrower or any other Person.

         "Base Rate Margin" means 3.00% per annum.

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

         "Business Day" means any day excluding Saturday, Sunday, and any day which either is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are closed.

         "Capital Expenditures" means, for any period, all expenditures of Borrower and its Subsidiaries which are classified as capital expenditures in accordance with GAAP, including, without limitation, all such expenditures associated with Capital Lease Obligations.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 2 personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person according to GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" means corporate stock and any and all shares, partnership interests, membership interests, equity interests, rights, securities, or other equivalent evidences of ownership, or any options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership, or other type of entity).

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d) (3) of the Securities Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of Borrower, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) first occurring after the Closing Date the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of Borrower (measured by voting power rather than number of shares), or (iv) the first day on which a majority of the members of the Board of Directors of Borrower are not Continuing Directors.

         "Closing Date" has the meaning set forth in the introductory paragraph of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all Property of any nature whatsoever upon which a Lien is created or purported to be created by any Loan Document as security for the Obligations or any portion thereof.

         "Commitment" means, with respect to any Lender, the obligation of such Lender to make an advance of funds on the Effective Date (or with respect to any Person becoming a Lender after the Effective Date, on such date) in the principal amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment." The aggregate amount of all of the Commitments as of the Effective Date equals Eighty Million One Hundred Fifty Thousand Dollars ($80,150,000).

         "Commitment Percentage" means, with respect to each Lender, the percentage equivalent of the amount of the Commitments of such Lender divided by the aggregate amount of all the Commitments of all of the Lenders.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 3

          "Compliance Certificate" means a certificate in substantially the form of Exhibit C, properly completed and executed by the chief financial officer of Borrower.

         "Concentration Account" means a concentration deposit account, into which all proceeds of Collateral are deposited, which is maintained by Borrower or its Subsidiaries (as applicable) with a bank selected by Borrower or such Subsidiary and reasonably acceptable to Administrative Agent, and "Concentration Accounts" means all of such Concentration Accounts.

         "Consolidated EBITDA" means, with respect to any period, determined in accordance with GAAP on a consolidated basis for Borrower and its Subsidiaries, the sum of (a) Consolidated Net Income, plus (b) any provision for (or less any benefit from) taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, foreign exchange taxes or other charges of any nature whatsoever imposed by law or any federal, state or local government agency, all to the extent deducted in determining Consolidated Net Income for such period, plus (c) Consolidated Interest Expense deducted in determining Consolidated Net Income for such period, plus (d) all amounts attributable to depreciation and/or amortization of intangible and other assets of Borrower deducted in determining Consolidated Net Income for such period, plus (or minus) (e) any other non-cash charges to the extent deducted (or included) in determining Consolidated Net Income for such period.

         "Consolidated Interest Expense" means, for any period, the interest expense which is required to be shown as such on the financial statements of Borrower and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income after income and franchise taxes of Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date, shareholders' equity, as shown on a balance sheet of Borrower and its Subsidiaries on a consolidated basis, prepared in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Borrower who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Contract Rate" has the meaning specified in Subsection 14.12(a).

         "Debt" means, as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 4 purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established to the satisfaction of Administrative Agent; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; provided, however, that the amount of such Debt of any Person described in this clause (f) shall, for purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt or (ii) the fair market value of the property or asset encumbered, as determined by Administrative Agent in its reasonable discretion; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan (excluding obligations to deliver stock in respect of stock options or stock ownership plans); and (i) all vested obligations of such Person for the payment of money under any noncompete, consulting, or similar arrangements providing for the deferred payment of the purchase price for an acquisition consummated prior to the date hereof to the extent that any such obligations are, according to GAAP, reflected as a capitalized liability on a balance sheet of such Person.

         "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Loan or any other amount payable by Borrower under any Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the sum of six percent (6%), plus the Base Rate as in effect from time to time.

         "Dental Practice Laws" means Texas Occupations Code Ann. Section
251.001 et. seq. (West 2001), as amended from time to time, any successor statute(s) thereto and all rules and regulations promulgated thereunder and any other Law related to the practice of dentistry in the states where the Providers are doing business.

         "Dollars" and "$" mean lawful money of the U.S.

         "Effective Date" means the date upon which all conditions precedent to the obligations of the Lenders to make Loans hereunder specified in Article 7 have been satisfied and, as a result thereof, the Loans are made hereunder.

         "Eligible Assignee" has the meaning specified in Subsection 14.8(b)(i).


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 5

         "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements regulating health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses (including, without limitation, all reasonable fees, disbursements, and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, or criminal or civil statute, including, without limitation, any Environmental Law, permit, order, or agreement with any Governmental Authority or other Person, arising from environmental, health, or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Loan Party or is under common control (within the meaning of Section 414(c) of the Code) with any Loan Party.

         "Event of Default" has the meaning specified in Section 12.1.

         "Excess Cash Flow" means, for any period and any Person, the total of the following calculated without duplication for such Person on a consolidated basis for such period: (a) Consolidated Net Income; plus (b) amortization and depreciation expense deducted in determining Consolidated Net Income; minus (c) Capital Expenditures; minus (d) cash consideration paid for the acquisition of a Subsidiary or a substantial portion of the assets of any Person and not included as Capital Expenditures; minus (e) all principal repayments of the Loans made pursuant to Section 2.3 during such period; minus (f) all regularly scheduled principal payments made during such period in respect of other Debt to the extent such Debt and payments are permitted to be incurred and made hereunder; minus (g) capitalized fees, costs and expenses paid with respect to this Agreement, the other Loan Documents and/or the Obligations; minus (h) payments made under the VFD of Georgia Put Agreement and the ProDent Put Agreement; and minus (i) cash interest paid during such period but not expensed during such period.

         "Existing Credit Agreement" has the meaning specified in Recital A.

         "Existing Debt" means the Debt of Borrower under the Existing Credit Agreement (including, without limitation, the Short Term Debt, as such term is defined in the Existing Credit Agreement), the aggregate principal balance of which, as of the Effective Date is $80,150,000.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 6

         "Existing Loan Documents" means the "Loan Documents" as such term is defined in the Existing Credit Agreement.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

         "Fiscal Quarters" means the three (3) month periods falling in each Fiscal Year ending March 31, June 30, September 30, and December 31.

         "Fiscal Year" means a twelve (12) month period ending December 31.

         "Fraud and Abuse Laws" means Section 1128B(b) of the Social Security Act, 42 U.S.C. Section 1320a-7b(b) (West 2001) and Texas Occupations Code Ann
Section 102.001 et. seq. (West 2001), as such statutes may be amended from time to time, any successor statute(s) thereto and all rules and regulations promulgated thereunder, and any other Law relating to the ownership of dental facilities by providers of dental services or the referral of patients to dental facilities owned by providers of dental services.

         "GAAP" means generally accepted accounting principles, applied on a "consistent basis" (as such phrase is interpreted in accordance with Section 1.3 hereof), as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person or indemnifying such other Person for an obligation and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 7 the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing Person shall be deemed to be the lesser of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as mutually determined by Borrower and Administrative Agent in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranty" means the Master Guaranty executed by each of the Subsidiaries of Borrower in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, in substantially the form of Exhibit D, as the same may be modified pursuant to one or more Joinder Agreements and as the same may be otherwise modified from time to time.

         "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law as a result of its hazardous or toxic nature.

         "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including, without limitation, unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

         "Inventory" means all inventory now owned or hereafter acquired by Borrower or any Subsidiary of Borrower wherever located and whether or not in transit, which is or may at any time be held for sale or lease, or furnished under any contract (exclusive of leases of real Property) for service or held or used as raw materials, work in process, or supplies or materials used or consumed in the business of Borrower or any Subsidiary of Borrower.

         "Investments" has the meaning specified in Section 10.5.

         "Joinder Agreement" means an agreement which has been or will be executed by a Subsidiary adding it as a party to a Guaranty and certain of the other Security Documents, in substantially the form of Exhibit E, as the same may be amended or otherwise modified.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 8

         "Law" or "Laws" means all applicable constitutional provisions, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, and requirements of all Governmental Authorities.

         "Lender" has the meaning set forth in the introductory paragraph of this Agreement.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Joinder Agreements, the Warrant Agreement, the Warrants and all other agreements, documents, and instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof.

         "Loan Party" means (a) Borrower, (b) each Subsidiary of Borrower, and
(c) any other Person who is or becomes a party to any agreement, document, or instrument that Guarantees or secures payment or performance of the Obligations or any part thereof.

         "Loans" means, as to any Lender, the Loans made or held by such Lender pursuant to Section 2.1 and, as to all Lenders making such Loans, all such Loans made or held by such Lenders pursuant to Section 2.1.

         "Management Services Agreements" means the Management Services Agreements entered into by and between the Borrower or any Subsidiary of the Borrower and any entity formed for the purpose of employing professionals in the practice of dentistry.

         "Material Adverse Effect" means, with respect to any Person, any material adverse effect, or the occurrence of any event or the existence of any condition that could reasonably be expected to have a material adverse effect, on (a) the business or financial condition or performance of such Person and its Subsidiaries, taken as a whole, (b) the ability of such Person to pay and perform the obligations for which such Person is responsible when due, or (c) with respect to any Loan Party, the validity or enforceability of (i) any of the Loan Documents, (ii) any Lien created or purported to be created by any of the Loan Documents or the required priority of any such Lien, or (iii) the rights and remedies of Administrative Agent or the Lenders under any of the Loan Documents.

         "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 9

Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law to the extent applicable, if at all, the applicable rate ceiling shall be the indicated rate ceiling described in, and computed in accordance with, the Texas Credit Code.

          "Monthly Payment Date" means the last day of each calendar month of each year.

         "Mortgaged Property" means, any Property consisting of real property or interests therein which becomes or is required to become subject to a Mortgage pursuant to Section 6.4, and "Mortgaged Properties" means all of such real property or interests, collectively.

         "Mortgage" means any (if any) deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, collateral assignment of leases, or other real estate security document executed and delivered pursuant to this Agreement by any Loan Party in favor of Administrative Agent for the benefit of Administrative Agent and the Lenders with respect to any Mortgaged Property, and any and all amendments, modifications, supplements, renewals or restatements thereof, and "Mortgages" means all of such Mortgages, collectively.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by any Loan Party or any ERISA Affiliate at any time within the six (6) year period preceding the date hereof or hereafter and which is covered by Title IV of ERISA.

         "Net Proceeds" means (i) in connection with any disposition of assets of any Loan Party, the cash proceeds received by such Loan Party from such disposition (including, without limitation, payments under notes or other debt Securities received in connection with any such disposition, but only as and when received) net of (a) the costs of such disposition (including reasonable, out-of-pocket professional fees and expenses, investment banking fees, financial advisory fees, taxes, notarial fees, survey costs, title insurance premiums, required escrow deposits, and purchase price adjustments and other customary fees and expenses, in each case attributable to and actually paid in connection with such disposition), and (b) amounts applied to repayment of Debt (other than the Obligations) secured by a lien, security interest, claim or encumbrance on the asset or property disposed and (ii) in connection with issuance of any equity Securities, the cash proceeds received from such issuance, net of all costs of such issuance (including, without limitation, reasonable, out-of-pocket professional fees and expenses, notarial fees, underwriting discounts and commissions, and other customary fees and expenses) actually paid.

         "Notes" means the promissory notes provided for by Section 2.2 and all amendments or other modifications thereof.

         "Obligations" means any and all present and future obligations, indebtedness, and liabilities, or any part thereof, of Borrower or any other Loan Party to Administrative Agent and the Lenders, or any of them, arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of Borrower to repay the Loans, interest on


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 10 the Loans, and all fees, costs, and expenses (including, without limitation, attorneys' fees) provided for in the Loan Documents.

         "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13 dated November, 1976, or otherwise in accordance with GAAP.

         "Other Taxes" has the meaning specified in Section 5.1(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Permitted Liens" means the Liens permitted by Section 10.2.

         "Permitted Subordinated Debt" means Debt of Borrower which meets all of the following requirements: (a) such Debt is wholly unsecured, (b) such Debt matures after the Termination Date, and (c) such Debt is evidenced and governed by agreements, documents and instruments in form and substance, and continuing payment, subordination and other terms and provisions, which have been approved by Administrative Agent and the Required Lenders in writing prior to the incurrence of such Debt.

         "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

         "Plan" means any employee benefit plan established or maintained by any Loan Party or any ERISA Affiliate and which is subject to Title IV of ERISA.

         "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "Principal Office" means the office of Administrative Agent, located at 901 Main Street, 11th Floor, Dallas, Texas 75202.

         "ProDent Put Agreement" means that certain Stockholders/Buy-Sell Agreement dated September 8, 1998 among ProDent, Inc. and the minority stockholders of ProDent, Inc. parties thereto, as in effect on the Closing Date.

         "Prohibited Transaction" means any transaction described in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which no statutory or administrative exemption applies.

         "Projections" means Borrower's forecasted consolidated: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all materially consistent with Borrower's historical


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 11 financial statements, together with reasonable supporting details and a statement of underlying assumptions.

         "Property" means, for any Person, property or assets of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

         "Provider" means any person who performs any of the following services with respect to a dental practice that is owned or managed by Borrower or any other Loan Party: (a) any dentist or dental surgeon; (b) any person who shall offer or undertake by any means or methods whatsoever, to clean teeth or to remove stains, concretions or deposits from teeth in the human mouth, or who shall undertake or offer to diagnose, treat, operate, or prescribe by any means or methods for any disease, pain, injury, deficiency, deformity, or physical condition of the human teeth, oral cavity, alveolar process, gums, or jaws; (c) any person who shall offer or undertake in any manner to prescribe or make, or cause to be made, an impression of any portion of the human mouth, teeth, gums, or jaws, for the purpose of diagnosing, prescribing, treating, or aiding in the diagnosing, prescribing or treating, any physical condition of the human mouth, teeth, gums or jaws, or for the purpose of constructing or aiding in the construction of any dental appliance, denture, dental bridge, false teeth, dental plate or plates of false teeth, or any other substitute for human teeth;
(d) any person who shall offer or undertake to fit, adjust, repair, or substitute in the human mouth or directly related and adjacent masticatory structures any dental appliance, structure, prosthesis, or denture, or who shall aid or cause to be fitted, adjusted, repaired, or substituted in the human mouth or directly related and adjacent masticatory structures any dental appliance, structure, prosthesis, or denture; and (e) any person who makes, fabricates, processes, constructs, produces, reproduces, duplicates, repairs, relines, or fixes any full or partial denture, any fixed or removable dental bridge or appliance, any dental plate or plates of false teeth, any artificial dental restoration, or any substitute or corrective device or appliance for the human teeth, gums, jaws, mouth, alveolar process, or any part thereof for another.

         "Receivables" means, as at any date of determination thereof, each and every "account" as such term is defined in article or chapter 9 of the UCC (or any successor statute) and includes, without limitation, the unpaid portion of the obligation, as stated on the respective invoice, or, if there is no invoice, other writing, of a customer of Borrower or any Subsidiary of Borrower in respect of Inventory sold and shipped or services rendered by Borrower or any Subsidiary of Borrower.

         "Register" has the meaning specified in subsection 14.8(c).

         "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement (other than with respect to taxes excluded by the first sentence of Section 5.1(a)) in U.S. federal, state, or foreign laws or regulations or the adoption or making after such date of any interpretations, directives, or requests (other than with respect to taxes excluded by the first sentence of Section 5.1(a)) applying to a class of lenders including such Lender of or under any U.S. federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 12

Governmental Authority or monetary authority charged with the interpretation or administration thereof.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or from property owned by such Person, including, without limitation, the migration of Hazardous Materials through or in the air, soil, surface water, ground water, or property, in violation of Environmental Laws.

         "Remedial Action" means all actions required under applicable Environmental Laws to (a) cleanup, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; provided that "Remedial Action" shall not include such actions taken in the normal course of business and in material compliance with Environmental Laws.

         "Required Lenders" means any combination of Lenders holding at the time of calculation at least fifty-one percent (51%) of the outstanding principal amount of the Loans.

         "Reportable Event" means any of the events set forth in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by the PBGC.

         "Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes, or other evidences of indebtedness for borrowed money, secured or unsecured.

         "Security Agreements" means security agreements, pledge agreements, securities pledge agreements, debenture pledge agreements, bank act security documents, and other agreements, documents or instruments evidencing or creating a Lien as security for the Obligations or any portion thereof in form and substance satisfactory to Administrative Agent executed by any of Borrower, each Subsidiary of Borrower, and any other Loan Party, dated the Closing Date or a subsequent date (in the case of Subsidiaries acquired after the Closing Date), in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders, and any such agreement, document, or instrument executed pursuant to Article 6, and any and all amendments, modifications, supplements, renewals, extensions, or restatements thereof.

         "Security Documents" means the Guaranty, the Security Agreements, and the Mortgages, as such agreements may be amended, modified, supplemented, renewed, extended, or restated from time to time, and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of proceeds, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, or other collateral assignments, completion or surety bonds, standby agreements, subordination agreements, undertakings, and other agreements, documents, instruments, and financing statements now or


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 13 hereafter executed and/or delivered by any Loan Party in connection with or as security or assurance for the payment or performance of the Obligations or any part thereof.

         "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" means, (a) when used to determine the relationship of a Person to another Person, a Person of which an aggregate of more than fifty percent (50%) or more of the Capital Stock is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such Capital Stock (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of Capital Stock which is not issued by a corporation, if such ownership interests constitute a majority voting interest, and (b) when used with respect to a Plan, ERISA, or a provision of the Code pertaining to employee benefit plans, means, with respect to a Person, any corporation, trade, or business (whether or not incorporated) which is under common control with such Person and is treated as a single employer with such Person under Section 414(b) or (c) of the Code and the regulations thereunder.

         "Taxes" has the meaning specified in Section 5.1.

         "Termination Date" means July 1, 2002, or such earlier date on which this Agreement is terminated and/or repayment of the Loans is accelerated.

         "Termination Event" means (a) a Reportable Event, or (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 14

ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

         "UCC" means the Uniform Commercial Code as in effect in the State of Texas and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

         "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds, (b) the fair market value of all Plan assets allocable to such benefits; all determined as of the then most recent valuation date for such Plan.

         "U.S." means the United States of America.

         "VFD of Georgia Put Agreement" means that certain Restated Stockholders/Buy-Sell Agreement dated September 8, 1998 among Eugene Witkin, D.D.S., VFD of Georgia, Inc., Valley Forge Dental Associates, Inc. and the other parties thereto, as in effect on the Closing Date.

         "Voting Stock" means Capital Stock of a Person having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

         "Warrant Agreement" means the Warrant Agreement dated as of April 1, 2001 among Borrower and each of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, as the same may be amended or otherwise modified.

         "Warrants" means warrants to purchase common stock of Borrower in an aggregate amount equal to five percent (5%) of the common stock of Borrower outstanding on July 1, 2002, issued by Borrower in favor of the Lenders pursuant to the Warrant Agreement, in form and substance reasonably satisfactory to the Required Lenders. As of the Closing Date, the Warrants are of unascertainable and speculative value.

         "Wholly-Owned Subsidiary" means any Subsidiary that (i) is owned 100% by Borrower and/or a Subsidiary of Borrower, and (ii) is organized under the laws of a state within the U.S.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article, Section, and Schedule references pertain to Articles, Sections, and Schedules of this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 15

         Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Administrative Agent and the Lenders hereunder shall be prepared, in accordance with GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 8.2. All calculations made for the purposes of determining compliance with the provisions of this Agreement shall be made by application of GAAP, on a "consistent basis" with those used in the preparation of the financial statements referred to in Section 8.2. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period. Changes in the application of accounting principles which do not have a material impact on calculating the financial covenants herein shall be deemed comparable in all material respects to accounting principles applied in a preceding period. To enable the ready and consistent determination of compliance by Borrower with its obligations under this Agreement, Borrower will not, nor will it permit any other Loan Party to, change the manner in which either the last day of its Fiscal Year or the last days of the first three Fiscal Quarters of its Fiscal Years is calculated without the prior written consent of the Required Lenders. In the event any changes in accounting principles required by GAAP, recommended by Borrower's or any other Loan Party's certified public accountants or requested by Borrower (or that Borrower otherwise requests and Administrative Agent and the Required Lenders agree to accept, such agreement not unreasonably to be denied) and implemented by Borrower or any other Loan Party occur and such changes result in a change in the method of the calculation of financial covenants under this Agreement, then Borrower, Administrative Agent and the Required Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower, Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

         Section 1.4 Time of Day. Unless otherwise indicated, all references in this Agreement to times of day shall be references to Dallas, Texas time.

                                   ARTICLE 2

                               Term Loan Facility

         Section 2.1 Term Loans. Subject to the terms and conditions of this Agreement, each Lender who holds a Commitment severally agrees that, as of the Effective Date, all Existing Debt owed to such Lender under the Existing Credit Agreement shall be consolidated, renewed and extended as Loans under this Agreement in an aggregate principal amount not to exceed the amount of such Lender's Commitment as then in effect. Borrower may not reborrow advances under the Loans.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 16

         Section 2.2 Term Notes. Each Loan made by a Lender shall be evidenced by a single promissory note of Borrower in substantially the form of Exhibit A, payable to the order of such Lender, in the maximum principal amount equal to its Commitment and otherwise duly completed.

         Section 2.3 Repayment of Loans. Borrower shall pay to Administrative Agent for the account of the Lenders who hold Loans the aggregate principal amount of the Loans advanced in installments as follows:

                  (a) Twelve consecutive monthly principal installments due and payable on each Monthly Payment Date commencing on June 30, 2001 and continuing on each Monthly Payment Date thereafter, through and including the Termination Date, in accordance with the following schedule:

Principal Installment                                            Installment Amount
---------------------                                            ------------------
June 30, 2001                                                          $1,000,000
July 31, 2001 and August 31, 2001                                        $500,000
September 30, 2001                                                       $250,000
October 31, 2001                                                         $500,000
November 30, 2001                                                        $250,000
December 31, 2001, January 31, 2002 and
February 28, 2002                                                        $500,000
March 31, 2002                                                         $1,000,000
April 30, 2002                                                         $1,250,000
May 31, 2002                                                           $1,000,000

                  (b) In any event, all unpaid principal, interest and other Obligations in respect of the Loans will be due and payable on the Termination Date.

         Section 2.4 Use of Proceeds. Subject to the terms of this Agreement, the Loans shall constitute only a consolidation, renewal and extension of the Existing Debt.

                                   ARTICLE 3

                                Interest and Fees

         Section 3.1 Interest Rate. Borrower shall pay to Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the Closing Date to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Base Rate, plus the Base Rate Margin; provided that for the period beginning April 1, 2001 through and including May 29, 2001, Borrower has paid or shall pay interest


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 17 due on the following Adjusted LIBOR Rate (as such term is defined in the Existing Credit Agreement) contracts that are existing pursuant to the terms of the Existing Credit Agreement:

         Contract Amount        Contract Date      Expiration       Contract Days          All-In Rate
         ---------------        -------------      ----------       -------------          -----------
           $39,000,000             2/14/01           5/15/01           90 days                8.69%
           $28,200,000             2/28/01           5/29/01           90 days                8.50%
            $7,800,000             3/28/01           4/27/01           30 days                8.36%
            $4,800,000             4/02/01           5/03/01           31 days               10.58%

Borrower agrees to pay the difference between (a) the Base Rate, plus the Base Rate Margin and (b) the rates as stated above on the existing Adjusted LIBOR Rate contracts for the period of time elapsed between April 1, 2001 and the expiration date of the respective contracts. Upon the expiration dates of the respective contracts, interest will be paid for both the interest due under the Adjusted LIBOR Rate contracts and the difference between (a) and (b) as referenced above. To the extent that the interest due under the Adjusted LIBOR Rate contracts has previously been paid, the Borrower will pay the difference between (a) and (b) within 10 Business Days of the signing of this Agreement.

         Section 3.2 Payment Dates. Accrued interest on the Loans shall be due and payable on the 15th day (or next Business Day) of each calendar month and on the Termination Date.

         Section 3.3 Default Interest. Notwithstanding anything to the contrary contained in this Agreement but subject in any and all events to Section 14.12, upon the occurrence and during the continuance of an Event of Default, Borrower will pay to Administrative Agent for the account of each Lender interest at the applicable Default Rate on any principal of any Loan made by such Lender and (to the fullest extent permitted by law) any other amount payable by Borrower under any Loan Document to or for the account of Administrative Agent or such Lender.

         Section 3.4 Fees. Borrower agrees to pay to Administrative Agent for the account of the Lenders (a) a commitment fee totaling 0.75% of the Lenders' Commitments, earned as of the execution of this Agreement, but due and payable in two equal installments on April 30, 2001 and June 1, 2001, and (b) additional fees in the amount of (i) $500,000, due and payable on December 31, 2001 and
(ii) $500,000, due and payable on April 30, 2002; provided, however, that the fee set forth in clause (b)(i) above shall be waived by the Lenders if the aggregate principal amount of the Loans outstanding on December 31, 2001 is less than $70,150,000 and the fee set forth in clause (b)(ii) above shall be waived by the Lenders if the aggregate principal amount of the Loans outstanding on April 30, 2002 is less than $65,150,000. The commitment fee set forth in clause
(a) above is non-refundable and fully earned on and as of the Effective Date.

         Section 3.5 Computations. Interest and fees payable by Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) in the period for which interest is payable unless such calculation would result in a rate that exceeds the Maximum Rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 18

                                   ARTICLE 4

                             Administrative Matters

         Section 4.1 [Intentionally omitted.]

         Section 4.2 Certain Notices. Notices by Borrower to Administrative Agent of prepayments of Loans made pursuant to Section 4.3 (except for prepayments made in accordance with Section 4.3(a)(iv)) shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. at least three Business Days prior to the date of the prepayment. Any notices of the type described in this Section 4.2 which are received by Administrative Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of prepayment shall specify the amount to be prepaid and the date of prepayment (which shall be a Business Day). Any notices by Borrower of the type described in this Section 4.2 may be made orally or in writing and, if made orally, must be confirmed in writing not more than two (2) Business Days after the notice is given. Administrative Agent shall notify the Lenders of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day.

         Section 4.3 Prepayments.

                  (a)      Mandatory.

                           (i) Prepayments from Asset Dispositions. Immediately
                  upon receipt by Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, Borrower shall make a prepayment in respect of the Obligations equal to one hundred percent (100%) of the amount of such Net Proceeds in prepayment of the Loans as provided in Section 4.3(a)(v).

                           (ii) Prepayments from Debt Offerings. In the event
                  that Borrower or any Subsidiary of Borrower issues any debt Securities (including, without limitation, any subordinated debt Securities) no later than the third Business Day following the date of receipt of the proceeds from such issuance, Borrower shall make a prepayment in respect of the Obligations equal to one hundred percent (100%) of the amount of such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith (including, without limitation, out of pocket professional fees and expenses) in prepayment of the Loans as provided in
                  Section 4.3(a)(v).

                           (iii) Prepayments from Equity Offerings. In the event
                  that Borrower or any Subsidiary of Borrower issues Capital Stock in any public offering or receives an additional capital contribution in respect of existing Capital Stock or other Securities (including debt Securities) no later than the third Business Day following the date of receipt of the proceeds from such issuance, Borrower shall make a prepayment in respect of the Obligations equal to one hundred percent (100%) of the


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 19
                  amount of such proceeds in prepayment of the Loans as provided in Section 4.3(a)(v).

                           (iv) Prepayments from Excess Cash Flow. Borrower
                  shall, no later than forty-five (45) days following the last day of each period set forth below, make a prepayment of the Loans and other Obligations then outstanding, such prepayment to be applied as provided in Section 4.3(a)(v), in an amount equal to seventy percent (70%) of Borrower's Excess Cash Flow for (A) the period from May 1, 2001 through and including December 31, 2001, and (B) the period from January 1, 2002 through and including April 30, 2002.

                           (v) Application of Proceeds of Prepayments. All
                  prepayments of Loans pursuant to this Section 4.3(a) shall be accompanied by an appropriate notice of prepayment in accordance with Section 4.2 and shall be applied (A) to the outstanding principal of the Loans until the Loans are paid in full, then (B) to the outstanding accrued interest on the Loans, and then (C) to the other Obligations outstanding under this Agreement and the other Loan Documents; provided that unless the aggregate outstanding principal of the Loans is equal to or less than the aggregate remaining principal installments required by Section 2.3(a), prepayments pursuant to this Section 4.3(a) shall be applied to the Loans without any reduction in the remaining principal installments required by Section 2.3(a); provided further that if the aggregate outstanding principal of the Loans is equal to or less than the aggregate remaining principal installments required by
                  Section 2.3(a), prepayments pursuant to this Section 4.3(a) shall be applied to the remaining principal installments in inverse order of due date of such installments.

                  (b) Optional. Subject to the provisions of this clause (b), Borrower may, at any time and from time to time without premium or penalty upon prior notice to Administrative Agent as specified in
         Section 4.2, prepay or repay any Loan in full or in part. Any partial prepayments of the Loans shall be applied in the order set forth in
         Section 4.3(a)(v).

         Section 4.4 Method of Payment. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by Borrower or any other Loan Party under the Loan Documents shall be made to Administrative Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without set-off, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Except as otherwise required with respect to mandatory prepayments under
Section 4.3(a)(v), Borrower shall, at the time of making each such payment, specify to Administrative Agent the sums payable under the Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.5). Each payment received by Administrative Agent under any Loan Document for the account of a

THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 20

Lender shall be paid to such Lender by 3:00 p.m. on the date the payment is deemed made to Administrative Agent in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

         Section 4.5 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Lenders holding Commitments for such Loan, each payment of commitment fees under Section 2.5 shall be made for the account of the Lenders holding Commitments and each termination or reduction of the Commitments shall be applied to the Commitments of the Lenders holding the Commitments, pro rata according to their respective Commitment Percentages; and
(b) each payment and prepayment of principal of or interest on Loans by Borrower shall be made to Administrative Agent for the account of the Lenders holding such Loans pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders. If at any time payment, in whole or in part, of any amount distributed by Administrative Agent hereunder is rescinded or must otherwise be restored or returned by Administrative Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to Administrative Agent.

         Section 4.6 Sharing of Payments. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder directly (and not through Administrative Agent) through the exercise of any right of set-off, banker's lien, counterclaim, or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal of and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

         Section 4.7 Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Administrative Agent hereunder or Borrower is to make a payment to Administrative Agent, for the account of one or more of Administrative Agent or the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 21 and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Administrative Agent, (a) the recipient of such payment shall, on demand, pay to Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period, and (b) Administrative Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

                                   ARTICLE 5

                                      Taxes

         Section 5.1 Taxes.

                  (a) Withholding Taxes. Except as otherwise provided in this Agreement, any and all payments by any Loan Party to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender or Administrative Agent (as applicable), taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may be) is organized, located or doing business or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent (as applicable), (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.1) such Lender or Administrative Agent (as applicable) receives an amount equal to the sum it would have received had no such deductions been made,
         (ii) the applicable Loan Party shall make such deductions, (iii) the applicable Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the applicable Loan Party shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Stamp Taxes, Etc. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Tax Indemnification. BORROWER AGREES TO INDEMNIFY EACH LENDER AND ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 22

         OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 5.1) PAID BY SUCH LENDER OR ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO.

         Section 5.2 Withholding Tax Exemption. Each Lender organized under the laws of a jurisdiction outside the U.S., on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (a) if such Lender is a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, (i) Internal Revenue Service Form W-8ECI or W-8BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the U.S. is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the U.S., (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to a complete exemption from tax on payments pursuant to any of the Loan Documents or (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a Form W-8, or any subsequent versions thereof or successors thereto (and, if such non-U.S. Lender delivers a Form W-8, a certificate (including any certificate required by Sections 871(h) and 881(c) of the Code) representing that such non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments of interest by Borrower under this Agreement and the other Loan Documents. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to this Section 5.2 and thereby to establish complete exemption from U.S. withholding tax (unless such failure to establish complete exemption from U.S. withholding tax is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided),
(A) the applicable Loan Party shall deduct all required Taxes from any amounts payable to such Lender under any Loan Document, (B) the applicable Loan Party shall pay the full amount allocated to the relevant taxing authority or other authority in accordance with applicable law, (C) the applicable Loan Party shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, and (D) such Lender shall not be entitled to an indemnification or increases in the sum payable under Section 5.1 or Section
13.5 with respect to Taxes imposed by the U.S.; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 23

                                   ARTICLE 6

                                    Security

         Section 6.1 Collateral. To secure the full and complete payment and performance of the Obligations, Borrower shall, and shall cause each Subsidiary of Borrower to, grant to Administrative Agent, for the benefit of Administrative Agent and the Lenders, a perfected, first priority Lien (subject only to any Lien permitted under Section 10.2 to the extent, if any, any such Lien would have a higher priority by operation of law than the Liens in favor of Administrative Agent) on all of its right, title, and interest in and to the following Property, whether now owned or hereafter acquired, pursuant to the Security Documents:

                  (a) all Capital Stock of each Subsidiary of Borrower (whether present or future), owned as of the Closing Date or thereafter acquired by Borrower or any Subsidiary of Borrower; and

                  (b) all other Property of Borrower and its Subsidiaries, owned as of the Closing Date or thereafter acquired, including, without limitation, all accounts (including, without limitation, Receivables), inventory (including, without limitation, Inventory), equipment, furniture, fixtures, contract rights, general intangibles, documents, instruments, investment property, chattel paper, permits, Intellectual Property, intercompany Debt, licenses, and material real Property; provided that with respect to contract rights, licenses, and permits which according to their terms are not assignable such Liens shall not be required to attach to such Property.

Borrower covenants that none of the Capital Stock to be pledged in accordance with this Section 6.1 shall be subject to any transfer restrictions, shareholders' agreement, or other restriction except for such restrictions under applicable securities laws and such restrictions, if any, as may be reasonably acceptable to Administrative Agent. In connection with and in addition to the foregoing, Borrower and its Subsidiaries shall execute and/or deliver such Security Documents and further agreements, documents, and instruments (including, without limitation, stock certificates, stock powers, and financing statements) as Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 6.1.

         Section 6.2 Guaranties. Each Subsidiary of Borrower shall guarantee payment and performance of the Obligations pursuant to the Guaranty.

         Section 6.3 New Subsidiaries, New Issuances of Capital Stock. Contemporaneously with the creation or acquisition of any Subsidiary of Borrower, Borrower shall, and shall cause each of its Subsidiaries to:

                  (a) grant or cause to be granted to Administrative Agent, for the benefit of Administrative Agent and the Lenders, a perfected, first priority security interest in all Capital Stock in such Subsidiary (to the extent such Capital Stock is not already so pledged to Administrative Agent);


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 24

                  (b) cause each such Subsidiary to Guarantee the payment and performance of the Obligations by executing and delivering to Administrative Agent an appropriate Guaranty; and

                  (c) cause each such Subsidiary to execute and deliver to Administrative Agent an appropriate Security Agreement and such other Security Documents as Administrative Agent may reasonably request to grant Administrative Agent, for the benefit of Administrative Agent and the Lenders, a perfected, first priority Lien (except for Permitted Liens, if any) on all Property of such Subsidiary.

Contemporaneously with the issuance of any additional Capital Stock of any Subsidiary of Borrower, Borrower shall, and shall cause each of its Subsidiaries and other appropriate Persons (as applicable) to, grant or cause to be granted to Administrative Agent, for the benefit of Administrative Agent and the Lenders, a perfected, first priority security interest in all Capital Stock in such Subsidiary owned by any shareholder of any Subsidiary of Borrower, Borrower, or any Subsidiary of Borrower (to the extent any of such Capital Stock is already not so pledged to Administrative Agent). Borrower covenants that none of the Capital Stock to be pledged in accordance with this Section 6.3 shall be subject to any transfer restriction, shareholders' agreement, or other restriction except for such restrictions under applicable securities laws and such restrictions, if any, as may be reasonably acceptable to Administrative Agent or as provided hereunder. In connection with and in addition to the foregoing, Borrower and its Subsidiaries shall execute and/or deliver such further agreements, documents and instruments (including, without limitation, stock certificates, stock powers, and financing statements) as Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Section 6.3.

         Section 6.4 New Mortgaged Properties. Borrower shall, and shall cause each of its Subsidiaries to, contemporaneously with the acquisition of any fee real Property, execute, acknowledge and deliver to Administrative Agent a Mortgage or an amendment or modification to a then existing Mortgage covering all fee real Property acquired by Borrower or any of such Subsidiaries subsequent to the Closing Date, together with evidence reasonably satisfactory to Administrative Agent and its counsel, including, without limitation, if requested by Administrative Agent, a commitment for a mortgagee policy of title insurance or a title opinion in favor of Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, that the Mortgage creates a valid, first priority Lien on the fee estate in favor of Administrative Agent, for the benefit of Administrative Agent and the Lenders (except for Permitted Liens, if any), together with appraisals and surveys if requested by Administrative Agent. Following the date of each such acquisition of Property, if requested by Administrative Agent, Borrower shall, and shall cause each of its Subsidiaries with an interest in such Properties to, (a) deliver or cause to be delivered to Administrative Agent, a mortgagee policy of title insurance insuring the Liens of the Mortgage covering such fee real Property in an amount reasonably satisfactory to Administrative Agent on standard form policies (except for Permitted Liens, if any) and (b) provide Administrative Agent with a current environmental assessment of such Property in form and substance reasonably satisfactory to Administrative Agent.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 25

         Section 6.5 Release of Collateral. Upon any sale, transfer or other disposition of Collateral that is expressly permitted under Section 10.8 and upon five Business Days prior written request by Borrower, Administrative Agent shall execute at Borrower's expense such documents as may be necessary to evidence the release by Administrative Agent of its Liens on such Collateral being sold, transferred, or otherwise disposed of; provided, however, that (a) Administrative Agent shall not be required to release any Lien on any Collateral if a Default shall have occurred and be continuing, (b) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation not reimbursed by Borrower or entail any consequences other than the release of such Lien without recourse or warranty, and (c) such release shall not in any manner discharge, affect or impair any of the Obligations or any of Administrative Agent's Liens on any Collateral retained by Borrower or any of its Subsidiaries, including, without limitation, its Liens on the proceeds of any such sale, transfer or other disposition.

                                   ARTICLE 7

                              Conditions Precedent

         Section 7.1 Effective Date Loans. The obligation of each Lender to make its Loans on the Effective Date are subject to the following conditions precedent:

                  (a) Deliveries. Administrative Agent shall have received on or before the Effective Date all of the following, each dated (unless otherwise indicated) the Effective Date, in form and substance satisfactory to Administrative Agent:

                           (i) Resolutions; Authority. Resolutions of the board
                  of directors (or similar governing body) of each Loan Party certified by its Secretary or an Assistant Secretary which authorize its execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

                           (ii) Incumbency Certificate. A certificate of
                  incumbency certified by the Secretary or an Assistant Secretary of each Loan Party certifying the names of its officers (A) who are authorized to sign the Loan Documents to which it is or is to be a party (including, without limitation, the certificates contemplated herein) together with specimen signatures of each such officer and (B) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

                           (iii) Organizational Documents. The certificate of
                  incorporation of each Loan Party certified by the Secretary of State of the state of its incorporation and dated a current date;

                           (iv) Bylaws. The bylaws of each Loan Party certified
                  by its Secretary or an Assistant Secretary;


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 26

                           (v) Governmental Certificates. Certificates of the
                  appropriate government officials of the state of incorporation of each Loan Party as to its existence and, to the extent applicable good standing, and certificates of the appropriate government officials of each state in which each Loan Party's principal business office is located, as to each Loan Party's qualification to do business and good standing in such state, all dated a current date;

                           (vi) Notes. The Notes executed by Borrower dated the
                  date hereof;

                           (vii) Guaranty. The Guaranty executed by each of the
                  Subsidiaries of Borrower;

                           (viii) Lien Search Reports. (A) UCC, tax, and
                  judgment Lien search reports listing all documentation on file against each of Borrower and its Subsidiaries in the central filing locations of each jurisdiction in which any such party's principal business office is located and in the local filing offices of each jurisdiction in which such principal business office is located; and (B) Federal tax lien search reports with respect to Borrower and its Subsidiaries;

                           (ix) Termination or Assignment of Liens. Duly
                  executed UCC-3 termination statements, mortgage releases, and such other documentation as shall be necessary to terminate, release, or assign to Administrative Agent all Liens other than those permitted by Section 10.2 hereof;

                           (x) Security Agreements. Security Agreements executed
                  by each of the Loan Parties;

                           (xi) Stock Certificates. The stock certificates
                  representing all of the issued and outstanding Capital Stock referred to in Section 6.1 as of the Effective Date, in each case accompanied by appropriate instruments of transfer or stock powers executed in blank (as appropriate), or registration of Administrative Agent's Lien, in form and substance satisfactory to Administrative Agent (in the case of book entry securities);

                           (xii) Financing Statements. UCC Financing statements
                  and all other requisite filing documents executed by the Loan Parties necessary to perfect the Liens created pursuant to the Security Documents;

                           (xiii) Consents. If requested by Administrative
                  Agent, copies of all material consents or waivers (other than consents or waivers previously delivered to Administrative Agent and certified by a Loan Party as being true and correct copies) necessary for the execution, delivery, and performance by each of the Loan Parties of the Loan Documents to which it is a party, as Administrative Agent may require,


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 27
                  which consents shall be certified by a Responsible Officer of the applicable Loan Party as true and correct copies of such consents as of the Effective Date;

                           (xiv) Permits. If requested by Administrative Agent,
                  copies of all material Permits (other than Permits previously delivered to Administrative Agent and certified by a Loan Party as being true and correct copies) affecting Borrower or any of its Subsidiaries in connection with its businesses or any of the Properties owned or leased by it, and evidence satisfactory to Administrative Agent that Borrower and its Subsidiaries are able to conduct their businesses with the use of such permits in full force and effect;

                           (xv) Insurance Policies. Certificates of insurance
                  summarizing the insurance policies of Borrower and its Subsidiaries required by this Agreement and reflecting Administrative Agent as additional insured under such policies;

                           (xvi) Opinions of Counsel. Opinions of legal counsel
                  to Borrower and its Subsidiaries from such jurisdictions, and as to such matters, as Administrative Agent may reasonably request;

                           (xvii) Employment Agreements. If requested by
                  Administrative Agent, copies of all employment contracts or other compensation arrangements between Borrower and any of its Subsidiaries and their respective executive officers;

                           (xviii) Warrant Agreement and Warrants. The Warrant
                  Agreement and the Warrants executed by Borrower;

                           (xix) Annual Report. A copy of the annual audit
                  report of Borrower and its Subsidiaries for the Fiscal Year ending December 31, 2000 containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by a "Big Five" firm of independent certified public accountants, to the effect that such report has been prepared in accordance with GAAP; and

                           (xx) Schedules. The Schedules to be attached hereto
                  in form and substance satisfactory to the Lenders in their sole discretion.

                  (b) Payment of Principal, Fees and Expenses. Borrower shall have paid in full (i) all fees due on or before the Effective Date as specified in this Agreement, and (ii) all fees and expenses of or incurred by Administrative Agent and its counsel to the extent billed on or before the Effective Date and payable pursuant to this Agreement;


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 28

                  (c) Compliance with Laws. As of the Effective Date, each Person that is a party to this Agreement or any of the other Loan Documents shall have complied with all requirements of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement and the other Loan Documents;

                  (d) No Prohibitions. No Governmental Requirement shall prohibit the consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment, or decree of any Governmental Authority or arbitrator shall, and no litigation or other proceeding shall be pending or threatened which would, enjoin, prohibit, restrain, or otherwise adversely affect in any material manner the consummation of the transactions contemplated by this Agreement and the other Loan Documents or otherwise have a Material Adverse Effect on Borrower or any other Loan Party;

                  (e) No Material Litigation. Except as set forth in Schedule 8.5, as of the Effective Date, no action, suit, investigation, or proceeding shall be pending or threatened before any Governmental Authority that purports to affect Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or that could have a material adverse effect on the ability of Borrower or any of its Subsidiaries to perform their Obligations under the Loan Documents;

                  (f) Compliance With Financial Obligations. As of the Effective Date, each of Borrower and its Subsidiaries shall be in compliance with all of their respective existing financial obligations;

                  (g) No Default. No Default shall have occurred and be continuing, or would result from such Loans;

                  (h) Representations and Warranties. All of the representations and warranties contained in Article 8 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date; and

                  (i) Additional Documentation. Administrative Agent shall have received such additional approvals, opinions or other documentation as Administrative Agent may reasonably request.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 29

                                   ARTICLE 8

                         Representations and Warranties

         To induce Administrative Agent and the Lenders to enter into this Agreement, Borrower represents and warrants to Administrative Agent and the Lenders that the following statements are, and, after giving effect to the transactions contemplated hereby, will be true, correct and complete:

         Section 8.1 Corporate Existence.

                  (a) Each Loan Party is (i) a corporation (or other entity) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or organization); (ii) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

                  (b) Each Loan Party has the power and authority to execute, deliver, and perform its respective obligations under the Loan Documents to which it is or may become a party.

         Section 8.2 Financial Condition.

                  (a) Financial Statements. All financial statements concerning Borrower and its Subsidiaries and delivered at any time to Administrative Agent or any Lender have been, and at all times subsequent to the Closing Date shall be, prepared in accordance with GAAP, and present fairly in all material respects, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any Subsidiary of Borrower has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements.

                  (b) Projections. The Projections represent, as of the date thereof, a good faith estimate by Borrower and its senior management of the financial conditions and performance of Borrower and its Subsidiaries based on assumptions believed to be reasonable at the time made (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, and that no assurance can be given that the Projections will be realized).

         Section 8.3 Corporate and Similar Action; No Breach. The execution, delivery, and performance by each Loan Party of the Loan Documents to which each is or may become a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of each Loan Party and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, certificate of formation,


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 30 bylaws, or operating agreement of any Loan Party, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, except for violations (if any) which would not be expected to have a Material Adverse Effect, or (iii) any agreement or instrument to which any Loan Party is a party or by which any of them or any of their property is bound or subject, except for violations (if any) which would not be expected to have a Material Adverse Effect, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Loan Party, except for defaults or Liens (if any) which are permitted under this Agreement and which would not be expected to have a Material Adverse Effect.

         Section 8.4 Operation of Business. Each Loan Party possesses all material licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its respective businesses substantially as now conducted and as presently proposed to be conducted, and no Loan Party is in violation of any valid rights of others with respect to any of the foregoing where such violation would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 8.4, since December 31, 2000, the Loan Parties have not been party to any material transactions.

         Section 8.5 Litigation and Judgments. Except as set forth in Schedule 8.5, to Borrower's knowledge there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending or threatened against or affecting any Loan Party which would reasonably be expected to have a Material Adverse Effect. As of the Effective Date, except as set forth in Schedule 8.5, there are no outstanding judgments against any Loan Party.

         Section 8.6 Rights in Properties; Liens. Each Loan Party has good title to or valid leasehold interests in its respective properties and assets, real and personal, including, as of the Effective Date, the properties, assets, and leasehold interests reflected in the financial statements described in Section 8.2, and none of such properties, assets, or leasehold interests of any Loan Party is subject to any Lien, except as permitted by Section 10.2. Except as disclosed on Schedule 8.6(a), as of the Effective Date, no Loan Party owns any material right, title, or interest in any real Properties. Except as disclosed on Schedule 8.6(b), as of the Effective Date, no Loan Party owns any right, title, or interest of a material nature in Intellectual Property that is registered or registerable with any Governmental Authority. As of the Effective Date, Schedule 8.6(c) sets forth the locations of all of the offices and other places of business of the Loan Parties and the locations of all of the material Properties of the Loan Parties, as well as the identities of the Loan Parties who conduct business or own Properties at such locations. The Lenders' Lien on the Collateral required by Article 6 constitutes a perfected first priority Lien subject only to Permitted Liens.

         Section 8.7 Enforceability. The Loan Documents to which any Loan Party is a party, when delivered, shall constitute the legal, valid, and binding obligations of the applicable Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 31

         Section 8.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or other third party is or will be necessary for the execution, delivery, or performance by any Loan Party of the Loan Documents to which each is or may become a party or for the validity or enforceability thereof except for such authorizations, approvals, consents, filings, and registrations which have been obtained or are required in connection with the recordation or perfection of Liens granted to the Administrative Agent pursuant to the Security Documents.

         Section 8.9 Debt. Except as set forth in Schedule 8.9, no Loan Party has any Debt, except as permitted by Section 10.1.

         Section 8.10 Taxes. The Loan Parties have filed all material tax returns (federal, state, and local) required to be filed, including all material income, franchise, employment, property, and sales tax returns, and have paid all of their respective material liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established in accordance with GAAP, other than taxes with respect to which a failure to pay would not have a Material Adverse Effect. Borrower knows of no pending investigation of any Loan Party by any taxing authority with respect to any liability for tax or of any pending but unassessed tax liability of any Loan Party, other than liabilities or potential liabilities which would not have a Material Adverse Effect.

         Section 8.11 Margin Securities. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 8.12 ERISA. With respect to each Plan, each Loan Party is in substantial compliance with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan which could have a Material Adverse Effect. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. No Loan Party nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Loan Parties and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to each Plan. Except as set forth in Schedule 8.12, the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. No Loan Party nor any ERISA Affiliate has any outstanding liability to the PBGC under ERISA (other than liability for the payment of PBGC premiums in the ordinary course of business).

         Section 8.13 Disclosure. All factual information furnished by or on behalf of any Loan Party in writing to Administrative Agent or any Lender for purposes of or in connection with this


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 32

Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of any Loan Party to Administrative Agent or any Lender (other than the Projections, as to which Borrower only makes the representations and warranties set forth in Section 8.2(b)), are and will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         Section 8.14 Subsidiaries; Capitalization. Schedule 8.14 sets forth the jurisdiction of incorporation or organization of Borrower and its Subsidiaries, the percentage of Borrower's or another Subsidiary's (as applicable) ownership of the outstanding Voting Stock of each Subsidiary of Borrower, and the authorized, issued, and outstanding Capital Stock of Borrower and each Subsidiary of Borrower. All of the outstanding Capital Stock of Borrower and its Subsidiaries of Borrower has been validly issued, is fully paid, is nonassessable, and has not been issued in violation of any preemptive or similar rights. Except as disclosed in Schedule 8.14, there are (a) no outstanding subscriptions, options, warrants, calls, or rights (including, without limitation, preemptive rights) to acquire, and no outstanding securities or instruments convertible into, Capital Stock of Borrower or any of its Subsidiaries, and (b) no shareholder agreements, voting trusts, or similar agreements in effect and binding on any shareholder of Borrower or any of its Subsidiaries or the Capital Stock of Borrower or any of its Subsidiaries. All shares of Capital Stock of Borrower and its Subsidiaries were issued in compliance with all applicable state and federal securities laws.

         Section 8.15 Agreements. Except as set forth in Schedule 8.15, no Loan Party is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could have a Material Adverse Effect with respect to such Loan Party. No Loan Party is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party where such default could reasonably be expected to cause a Material Adverse Effect with respect to such Loan Party.

         Section 8.16 Compliance with Laws. No Loan Party is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator except for unintentional violations which would not reasonably be expected to have a Material Adverse Effect with respect to such Loan Party.

         Section 8.17 Investment Company Act. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 8.18 Public Utility Holding Company Act. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Borrower Company Act of 1935, as amended.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 33

         Section 8.19 Environmental Matters.

         Except as disclosed on Schedule 8.19:

                  (a) Each Loan Party, and all of their respective properties, assets, and operations are in compliance in all material respects with all Environmental Laws. Borrower is not aware of, nor has any Loan Party received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Loan Parties with all Environmental Laws;

                  (b) The Loan Parties have obtained and maintained, and are in material compliance with, all material permits, licenses, and authorizations that are required under applicable Environmental Laws;

                  (c) Except in compliance in all material respects with applicable Environmental Laws, during the course of any Loan Party's ownership of or operations on any Loan Party's real Property, there has been no generation, treatment, recycling, storage, or disposal of hazardous waste, as that term is defined in 40 CFR Part 261 or any state equivalent, use of underground storage tanks or surface impoundments, use of asbestos containing materials, or use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers, or other equipment;

                  (d) No Loan Party nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of any Loan Party that could reasonably be expected to result in any Environmental Liabilities;

                  (f) No Loan Party is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section. 6901 et seq., regulations thereunder or any comparable provision of state law. Except as would not reasonably be expected to have a Material Adverse Effect with respect to any Loan Party, as the case may be, the Loan Parties are in compliance with all applicable financial responsibility requirements of all applicable Environmental Laws;

                  (g) Except as would not reasonably be expected to have a Material Adverse Effect with respect any Loan Party, as the case may be, no Loan Party has filed or failed to file any notice required under applicable Environmental Law reporting an unauthorized Release; and


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 34

                  (h) No Lien arising under any Environmental Law has attached to any property or revenues of any Loan Party.

         Section 8.20 Broker's Fees. No broker's or finder's fee, commission or similar compensation will be payable by any Loan Party with respect to the transactions contemplated by this Agreement. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to any Loan Party ancillary to this Agreement.

         Section 8.21 Employee Matters. Except as set forth on Schedule 8.21, as of the Effective Date, (a) no Loan Party, nor any of their respective employees, is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party, and (c) there are no strikes, slowdowns, work stoppages, or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees.

         Section 8.22 Solvency. As of and from and after the date of this Agreement and after giving effect to the consummation of the transactions contemplated hereby, the Loan Parties on a consolidated basis are Solvent.

         Section 8.23 Providers' Compliance with Dental Practice Laws and Fraud and Abuse Laws. Without limiting any other provision of this Agreement, Borrower has no knowledge that any Provider is in violation of any Dental Practice Law or any Fraud and Abuse Law other than violations which would not (either individually or collectively) have a Material Adverse Effect.

                                   ARTICLE 9

                               Positive Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe the following positive covenants:

         Section 9.1 Reporting Requirements. Borrower will furnish to Administrative Agent:

                  (a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, beginning with the Fiscal Year ending December 31, 2001, a copy of the annual audit report of Borrower and its Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the Fiscal Year then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified on an unqualified basis by a "Big Five" firm of independent certified public accountants or other independent certified public accountants of recognized standing selected by Borrower and reasonably


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 35 acceptable to Administrative Agent, to the effect that such report has been prepared in accordance with GAAP;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter beginning with the Fiscal Quarter ending March 31, 2001, a copy of an unaudited financial report of Borrower and its Subsidiaries as of the end of such period and for the portion of the Fiscal Year then ended containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer or chief accounting officer of Borrower to have been prepared in accordance with GAAP and to fairly present the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis, at the date and for the periods indicated therein, subject to year-end audit adjustments;

                  (c) Monthly Balance Sheet and Statement of Income. As soon as available, and in any event within (i) thirty (30) days after the end of each calendar month that is not the end of a Fiscal Quarter, (ii) forty-five (45) days after the end of each March, June and September, and (iii) sixty (60) days after the end of each December, beginning with the calendar month ending April 30, 2001, (A) a consolidated balance sheet and related statement of income of Borrower as of the end of such month, certified by the chief financial officer or chief accounting officer of such Borrower to have been prepared in accordance with GAAP, and to fairly present the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis, at the date and for the periods indicated therein, subject to quarter-end adjustments and year-end audit adjustments, and (B) a cash flow projection consisting of the weekly inflows and outflows as it relates to Borrower's concentration account at Bank of America for the ninety
         (90) day period beginning with the first day of the next calendar month;

                  (d) Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in Section 9.1(a), 9.1(b) and 9.1(c), a Compliance Certificate, together with schedules setting forth the calculations supporting the computations therein;

                  (e) Projections. As soon as available and in any event within sixty (60) days after the end of each Fiscal Year, Borrower shall provide Projections (including, but not limited to, a capital expenditure budget) for the ensuing Fiscal Year for Borrower, in form reasonably satisfactory to Administrative Agent;

                  (f) Operating Lease Schedule. If requested by Administrative Agent, Borrower's operating lease schedule;

                  (g) Significant Contracts. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, copies of all existing significant dental health maintenance organization contracts involving Borrower or the Providers with quarterly


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 36 updates for new contracts and/or changes to existing contracts to be delivered within sixty (60) days following the execution of such new contract or change to existing contract (for purposes of this provision, a dental health maintenance organization contract shall be significant if such contract generates revenues for Borrower in excess of $5,000,000.00 annually);

                  (h) Notice of Litigation. Promptly after receipt by any Loan Party of notice of the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting any Loan Party which, if determined adversely to such Loan Party, would reasonably be expected to have a Material Adverse Effect with respect to such Loan Party;

                  (i) Notice of Default. As soon as possible and in any event within two (2) Business Days after the chief executive officer, president, chief financial officer or treasurer of Borrower has knowledge of the occurrence of a Default, a written notice setting forth the details of such Default and the action that Borrower has taken and proposes to take with respect thereto;

                  (j) ERISA. As soon as possible and in any event within thirty
         (30) days after Borrower knows, or has reason to know, that

                           (i) any Termination Event (other than as contemplated
                  by the PBGC Termination Agreement) with respect to a Plan has occurred or will occur, or

                           (ii) the aggregate present value of the Unfunded
                  Vested Accrued Benefits under all Plans is equal to an amount in excess of $0, or

                           (iii) any Loan Party is in "default" (as defined in
                  Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of any Loan Party's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan,

         Borrower will provide Administrative Agent and the Lenders a certificate of its president or its chief financial officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or any other Governmental Authority with respect to such event.

                  (k) Notice of Material Adverse Effect. As soon as possible and in any event within two (2) Business Days of (i) the discovery of any event or condition that could reasonably be expected to have a Material Adverse Effect with respect to any Loan Party, written notice thereof, and (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by Borrower or any other Loan Party, or any default under any indenture, mortgage, agreement, contract or other instrument to which Borrower or such other Loan Party is a party or by which Borrower or such other Loan Party or any Property of Borrower


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 37 or such other Loan Party is bound, if such default or acceleration might have a Material Adverse Effect (nothing contained in this Section 9.1(k) shall be deemed a waiver or modification in any manner of any restrictions on the right of Borrower or any other Loan Party to incur Debt or encumber its Property contained in this Agreement or in any of the Loan Documents);

                  (l) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice, or proxy statement sent by any Loan Party to its stockholders generally and one copy of each regular, periodic, or special report, registration statement, or prospectus filed by any Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (m) Changes in Employment Contracts. As soon as available, copies of any employment agreements of senior executives of Borrower and its Subsidiaries entered into after the Closing Date; and

                  (n) General Information. Promptly, such other information concerning any Loan Party as Administrative Agent or any Lender may from time to time reasonably request, including, without limitation, information concerning the insurance being maintained by Borrower and the other Loan Parties, including, without limitation, to the extent requested by Administrative Agent or any Lender, comparisons of actual results of operations during any period to the Projections prepared for such period that were previously delivered to Administrative Agent pursuant to Section 9.1(e) and provider service agreements between Borrower or any of its Subsidiaries and any Provider.

         Section 9.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 9.3, Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business. Borrower will, and will cause each of its Subsidiaries to, conduct its business in an orderly and efficient manner in accordance with good business practices.

         Section 9.3 Maintenance of Properties. Borrower will, and will cause each other Loan Party to, maintain, keep, and preserve all of its material properties necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 9.4 Taxes and Claims. Borrower will, and will cause each other Loan Party to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that no Loan Party shall be required to pay or discharge any tax, levy, assessment, or governmental charge or charge for labor, material, and supplies (i) which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves in accordance with GAAP have been established and (ii) if the failure to pay the same would not result in a Lien on the property of any Loan Party.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 38

         Section 9.5 Insurance.

                  (a) Each Loan Party will at all times maintain or cause to be maintained insurance, provided by financially sound and reputable insurers, covering its respective risks as are customarily carried by businesses similarly situated including, without limitation, the following: (i) workmen's compensation insurance; (ii) comprehensive general public liability and property damage insurance in respect of all activities in which such Person might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (iii) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and (iv) comprehensive automobile liability insurance. Each Loan Party shall maintain coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by businesses similarly situated.

                  (b) Each Loan Party shall maintain insurance for claims, however characterized, against them in connection with the provision of dental services by Providers and/or ancillary services covered by the Management Services Agreements, in an amount determined by Borrower and approved by Administrative Agent, which insurance shall name Administrative Agent as an additional insured. Borrower shall further cause each Provider to maintain dental malpractice insurance of an amount which usual and customary in the dental industry.

                  (c) Each policy referred to in this Section 9.5 shall provide that it will not be canceled, amended, or reduced except after not less than thirty (30) days' prior written notice to Administrative Agent and shall also provide that the interests of Administrative Agent and the Lenders shall not be invalidated or reduced by any act, omission or negligence of any Loan Party. Borrower will advise Administrative Agent promptly of any policy cancellation, reduction, or amendment.

                  (d) Borrower will cause each insurance recovery (other than any portion of an insurance recovery payable to a landlord to repair or replace Property leased by Borrower or any of its Subsidiaries) payable by any insurance company to be deposited promptly with Administrative Agent as security for the Obligations if a Default has then occurred and is continuing.

                  (e) If a Default shall have occurred and be continuing, Borrower will cause all proceeds of insurance paid on account of the loss of or damage to any Property of any Loan Party and all awards of compensation for any Property of any Loan Party taken by condemnation or eminent domain to be paid directly to Administrative Agent to be applied against or held as security for the Obligations, at the election of Administrative Agent and the Required Lenders.

         Section 9.6 Inspection Rights. Each of the Loan Parties will, and will cause each of its Subsidiaries to, permit representatives and agents of Administrative Agent and each Lender, during normal business hours and upon reasonable notice to Borrower, to examine, copy, and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations,


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 39 and financial condition with its officers and independent certified public accountants. Borrower will authorize its accountants in writing (with a copy to Administrative Agent) to comply with this Section 9.6. Administrative Agent or its representatives may, at any time and from time to time at Borrower's expense, conduct field exams for such purposes as Administrative Agent may reasonably request.

         Section 9.7 Keeping Books and Records. Borrower will, and will cause each other Loan Party to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 9.8 Compliance with Laws. Borrower will, and will cause each other Loan Party to, comply in all material respects with all applicable Laws (including but not limited to, the Dental Practice Laws, Fraud and Abuse Laws and Environmental Laws), rules, regulations, orders, and decrees of a material nature of any Governmental Authority or arbitrator other than any such laws, rules, regulations, orders, and decrees contested by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP and satisfactory to Administrative Agent are established with respect thereto and except for unintentional violations which would not reasonably be expected to have a Material Adverse Effect with respect to any such Loan Party.

         Section 9.9 Compliance with Agreements. Borrower will, and will cause each other Loan Party to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which would not reasonably be expected to have a Material Adverse Effect with respect to such Loan Party.

         Section 9.10 Further Assurances.

                  (a) Further Assurance. Borrower will, and will cause each other Loan Party to, execute and deliver pursuant to this clause (a) such further documentation and take such further action as may be reasonably requested by Administrative Agent to carry out the provisions and purposes of the Loan Documents.

                  (b) Subsidiary Joinder. Within ten (10) days after the end of each Fiscal Quarter, Borrower shall cause each Subsidiary created or acquired during the Fiscal Quarter then ending to execute and deliver to Administrative Agent a Joinder Agreement and such other documentation as Administrative Agent may require to cause such Subsidiary to evidence, perfect, and otherwise implement the guaranty and/or security for repayment of the Obligations contemplated by this Agreement, the Guaranty, and any applicable Security Document.

         Section 9.11 ERISA. With respect to each Plan, Borrower will, and will cause each other Loan Party to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability which would reasonably be expected to have a Material Adverse Effect with respect to such Loan Party.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 40

         Section 9.12 Covenant Compliance. Borrower and each Loan Party shall perform and comply with all covenants, obligations and agreements contained in this Agreement and in the Loan Documents applicable to such Person.

         Section 9.13 Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Administrative Agent may reasonably request and in form reasonably acceptable to Administrative Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.


                                   ARTICLE 10

                               Negative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, Borrower will perform and observe the following negative covenants:

         Section 10.1 Debt. Borrower will not, and will not permit any other Loan Party to, incur, create, assume, or permit to exist any Debt, except:

                  (a) Debt to the Lenders pursuant to the Loan Documents;

                  (b) Debt described on Schedule 8.9, and any extensions, renewals, or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension, or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension, or refinancing and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension, or refinancing;

                  (c) Debt of a Subsidiary of Borrower owed to Borrower or another Subsidiary of Borrower;

                  (d) Guaranties and other Debt incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds, letters of credit, banker's acceptances, and other similar obligations including those of the type otherwise described in Section 10.2(f);

                  (e) Capital Lease Obligations related to Capital Expenditures made by Borrower or any Subsidiary of Borrower to the extent permitted by Section 11.3 (and to the extent such Capital Lease Obligations do not cause Borrower to be in violation of any other covenant contained herein), incurred after the Effective Date and secured by Liens permitted by Section 10.2(g);


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 41

                  (f) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on Borrower's or any of its Subsidiaries' behalf in accordance with the policies issued to Borrower or such Subsidiary of Borrower;

                  (g) Debt secured by the Liens permitted by clauses (d) and (e) of Section 10.2;

                  (h) trade payables incurred in the ordinary course of business;

                  (i) Permitted Subordinated Debt; and

                  (j) Debt in respect of judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which Borrower or Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review.

         Section 10.2 Limitation on Liens and Restrictions on Subsidiaries. Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except the following:

                  (a) Liens described on Schedule 10.2 hereto, and any extensions, renewals, or refinancings of the Debt secured by such Liens as permitted under Section 10.1(b), provided that (i) no such Lien is expanded to cover any additional Property (other than after acquired title in or on such Property and proceeds of the existing collateral) after the Closing Date and (ii) no such Lien is spread to secure any additional Debt after the Closing Date other than Debt permitted by
         Section 10.1(b);

                  (b) Liens in favor of Administrative Agent, for the benefit of Administrative Agent and each Lender pursuant to the Loan Documents;

                  (c) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real Property that do not (individually or in the aggregate) materially detract from the value of the real Property encumbered thereby or materially impair the ability of Borrower or any other Loan Party to use such real Property in their respective businesses;

                  (d) Liens for taxes, assessments, or other governmental charges (but excluding Environmental Liens or Liens under ERISA) that are not delinquent or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

                  (e) Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other similar statutory Liens securing obligations that are not overdue or are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 42 have been established in accordance with GAAP and are incurred in the ordinary course of business;

                  (f) Liens resulting from deposits to secure payments of worker's compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, leases, insurance contracts, surety and appeal bonds, bids, and other contracts incurred in the ordinary course of business (other than for payment of Debt);

                  (g) Liens for securing Capital Lease Obligations; provided that: (i) the Debt secured by any such Lien is permitted under Section 10.1(f) hereof; and (ii) any such Lien encumbers only the Property so leased;

                  (h) Any attachment or judgment Lien not constituting an Event of Default;

                  (i) Any interest or title of a licensor, lessor, or sublessor under any license or lease entered into in the ordinary course of business;

                  (j) Liens against equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by Borrower or another Loan Party in the ordinary course of business;

                  (k) Nonconsensual Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set-off) held by such banking institutions in the ordinary course of business; and

                  (l) Liens existing on any asset prior to the acquisition thereof by any Loan Party and not created in contemplation of such acquisition.

         Section 10.3 Mergers, Etc. Borrower will not, and will not permit any other Loan Party to, become a party to a merger or consolidation, or purchase or otherwise acquire all or a substantial part of the business or Property of any Person or all or a substantial part of the business or Property of a division or branch of a Person or a majority interest in the Capital Stock of any Person, or wind-up, dissolve, or liquidate itself; provided that as long as no Default exists or would result therefrom and provided Borrower gives Administrative Agent and the Lenders prior written notice:

                  (i) A Subsidiary of Borrower may wind-up, dissolve, or liquidate if (a) its Property is transferred to Borrower or a Wholly-Owned Subsidiary of Borrower and (b) the Loan Party acquiring such Property complies with its obligations under Section 9.10 simultaneously with such acquisitions; and

                  (ii) Any Subsidiary of Borrower may merge or consolidate with Borrower (provided Borrower is the surviving entity) or with any Wholly-Owned Subsidiary of Borrower (provided the Wholly-Owned Subsidiary is the surviving entity).


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 43

         Section 10.4 Restricted Junior Payments. Borrower will not, and will not permit any other Loan Party to, directly or indirectly declare, order, pay, make, or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Loan Party now or hereafter outstanding; (b) any redemption, conversion, exchange, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Loan Party now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of any Loan Party now or hereafter outstanding except:

                  (i) Subsidiaries of Borrower may make, declare, and pay dividends and make other distributions with respect to their Capital Stock to Borrower or Wholly-Owned Subsidiaries of Borrower;

                  (ii) Borrower may declare and pay dividends on any class of its Capital Stock payable solely in shares of Capital Stock of Borrower;

                  (iii) Borrower may acquire or redeem Capital Stock of Borrower, provided that the maximum payments in respect of such redemptions shall not exceed $500,000 in the aggregate; and

                  (iv) Borrower may pay cash in lieu of the issuance of fractional shares in order to affect a one-time reverse stock split of the shares of Borrower's common stock; provided that the Borrower shall not pay in excess of $40,000 in the aggregate in connection with such reverse stock split.

         Section 10.5 Investments. Borrower will not, and will not permit any other Loan Party to, make or permit to remain outstanding any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase or own any stocks, bonds, notes, debentures, or other Securities of any Person, or be or become a joint venturer with or partner of any Person (all the foregoing, herein "Investments"), except:

                  (a) Investments made by Borrower or any of its Subsidiaries in another Subsidiary of Borrower or in Borrower;

                  (b) readily marketable direct obligations of the U.S. or any agency thereof with maturities of one year or less from the date of acquisition;

                  (c) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the U.S. having capital and surplus in excess of One Hundred Million Dollars ($100,000,000);

                  (d) commercial paper of a domestic issuer and equity or debt Securities of a domestic issuer if at the time of purchase such paper or debt Securities of such issuer is rated in one of the two highest rating categories of McGraw Standard and Poor's Rating Service


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 44 or Moody's Investors Service, Inc. or any successor thereto and shares of any mutual fund company substantially all the assets of which consist of cash and the Investments of the type described in clause
         (b), clause (c), and this clause (d);

                  (e) advances to officers, directors, and employees for business expenses incurred in the ordinary course of business, provided that such advances do not exceed $50,000 in aggregate outstanding at any time;

                  (f) Borrower and its Subsidiaries may acquire and own any Investments of any Person received in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, customers and suppliers arising in the ordinary course of business;

                  (g) extensions of trade credit in the ordinary course of business; and

                  (h) Borrower may continue to own the stock of its Subsidiaries.

Notwithstanding the foregoing, Borrower agrees not to, and not to permit any of its Subsidiaries to, act as a purchaser or acquiror in connection with any "Acquisition" as such term is defined in the Existing Credit Agreement.

         Section 10.6 Limitation on Issuance of Capital Stock. Borrower will not, and will not permit any Subsidiary to, at any time issue, sell, assign, or otherwise dispose of, except to Borrower, a Subsidiary of Borrower, or a newly created Wholly-Owned Subsidiary of Borrower, (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant, or other right to acquire any of its Capital Stock; provided that Borrower may issue (i) the Warrants, (ii) the shares of Capital Stock issuable upon exercise of the Warrants, (iii) the shares of Capital Stock issuable upon the exercise of any warrants held by the Lenders or any Affiliate thereof as of the Closing Date,
(iv) shares of Capital Stock required pursuant to the agreements listed on the Stock Option and Share Earnout Chart attached to Schedule 8.14, and (v) new shares of Capital Stock issued solely to affect a one-time reverse split of the common stock of Borrower.

         Section 10.7 Transactions With Affiliates. Borrower will not, and will not permit any other Loan Party to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Borrower or such other Loan Party, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such other Loan Party's business and upon fair and reasonable terms no less favorable to Borrower or such other Loan Party than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Borrower or such other Loan Party.

         Section 10.8 Disposition of Assets. Borrower will not, and will not permit any other Loan Party to, sell, lease, assign, transfer, or otherwise voluntarily dispose of: (a) any of its Receivables; (b) any substantial portion of the consolidated assets of the Loan Parties; or (c) any other Property other than (i) dispositions of Inventory in the ordinary course of business, (ii) dispositions of obsolete


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 45 or worn out Property, or equipment sold in contemplation of the acquisition of replacement equipment of at least equal value or utility, or (ii) dispositions of other Property; provided that the Net Proceeds thereof are applied in accordance with the requirements of Section 4.3 and the aggregate book value of all assets so sold or disposed of in any Fiscal Year shall not exceed $250,000.

         Section 10.9 Lines of Business. The primary businesses of Borrower are the providing of comprehensive management and related administrative services to the dental practices pursuant to the Management Services Agreements and the ownership and maintenance of assets related thereto. Borrower and its Subsidiaries will not engage in any line or lines of business activity other than the businesses in which they are engaged on the date hereof or a business reasonably related thereto.

         Section 10.10 Limitations on Restrictions Affecting Subsidiaries. Neither Borrower nor any other Loan Party shall enter into or assume any material agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its material properties or assets, whether now owned or hereafter acquired. Except as provided in this Agreement, Borrower will not, and will not permit any other Loan Party to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Loan Party to: (a) pay dividends or make any other distribution on any of such Loan Party's Capital Stock owned by any Loan Party; (b) pay any Debt owed to any Loan Party; (c) make loans or advances to any Loan Party; or (d) transfer any of its Property to any Loan Party, except pursuant to (i) non-assignment provisions of licenses and leases entered into in the ordinary course of business.

         Section 10.11 Environmental Protection. Borrower will not, and will not permit any other Loan Party to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with applicable Environmental Laws,
(b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that in any material respect violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which Borrower or any other Loan Party would be responsible that would reasonably be expected to have a Material Adverse Effect.

         Section 10.12 ERISA. Borrower will not, and will not permit any other Loan Party to:

                  (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created; or

                  (b) with respect to any Multiemployer Plan, allow or take (or permit any ERISA Affiliate to take) any action which would cause any material unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 46

         Section 10.13 Changes in Management. Neither Borrower nor any Loan Party shall voluntarily change its chief executive officer, chief financial officer, chief operating officer or president without giving Administrative Agent written notice of any such change within five (5) days of notifying the affected officer of such change. If at any time Barger Tygart is no longer the chief executive officer of Borrower and Lisa Peterson is no longer the chief financial officer of Borrower, Borrower shall, upon request by the Required Lenders, within thirty (30) Business Days, hire a crisis manager (which crisis manager must be approved by the Required Lenders, in their sole discretion).

                                   ARTICLE 11

                               Financial Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe the following financial covenants:

         Section 11.1 Minimum Consolidated Net Worth. Borrower shall maintain a Consolidated Net Worth of at least (a) $66,500,000 at all times during the period from the Closing Date through and including December 31, 2001, and (b) $67,500,000 at all times thereafter.

         Section 11.2 Minimum Consolidated EBITDA. Borrower shall not permit its Consolidated EBITDA, calculated as of the end of each calendar month for the three calendar months then ended to be less than the amount set forth opposite the applicable period below:

                           Calendar Month Ending               Minimum Amount
                           ---------------------               --------------
                        April 30, 2001                           $5,300,000
                        May 31, 2001                             $5,500,000
                        June 30, 2001                            $5,000,000
                        July 31, 2001                            $5,200,000
                        August 31, 2001                          $5,700,000
                        September 30, 2001                       $5,400,000
                        October 31, 2001                         $6,000,000
                        November 30, 2001                        $5,700,000
                        December 31, 2001                        $6,000,000
                        January 31, 2002                         $5,500,000
                        February 28, 2002                        $5,000,000
                        March 31, 2002                           $5,400,000
                        April 30, 2002                           $5,400,000
                        May 31, 2002                             $5,800,000

         Section 11.3 Capital Expenditures. Borrower shall not permit the aggregate Capital Expenditures of Borrower and its Subsidiaries (a) during the period from April 1, 2001 through and including December 31, 2001, to exceed $3,000,000, and (b) thereafter, to exceed $2,000,000.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 47

                                   ARTICLE 12

                                     Default

         Section 12.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) Borrower shall fail to pay when due any principal of or interest on any Loan, or any fees, charges or any other amounts payable under any Loan Document, or any part thereof. Administrative Agent shall endeavor to give Borrower notice that an Event of Default has occurred under this Section 12.1(a), but the failure of Administrative Agent to give such notice shall not (i) affect the validity of such Event of Default (ii) give rise to any liability of Administrative Agent or any Lender to Borrower or any other Person, or (iii) give rise to any rights, remedies, defenses or offsets to Borrower's obligations or Administrative Agent's or any Lender's rights under this Agreement or any Loan Document

                  (b) Any representation, warranty, or certification made or deemed made by any Loan Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) Any Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 9.1, Article 10 (other than Section 10.7 or 10.12, which shall be subject to Section 12.1(d)) or Article 11 of this Agreement.

                  (d) Any Loan Party shall fail to perform, observe, or comply with any other agreement or term contained in any Loan Document (other than covenants described in subsections 12.1(a)-(c)) and such failure shall continue for a period of twenty (20) days after the earlier of
         (i) the date Administrative Agent provides Borrower with notice thereof or (ii) the date Borrower should have notified Administrative Agent thereof in accordance with subsection 9.1(f) hereof.

                  (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator, or the like of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) admit in writing its inability to, or be generally unable to pay its debts as such debts become due, or (vii) take any corporate action for the purpose of effecting any of the foregoing.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 48

                  (f) A proceeding or case shall be commenced, without the application, approval or consent of the applicable Loan Party in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement, or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator, or the like of such Loan Party or of all or any substantial part of its Property, or (iii) similar relief in respect of such Loan Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against any Loan Party shall be entered in an involuntary case under the Bankruptcy Code.

                  (g) Any Loan Party shall fail within a period of thirty (30) days after the commencement thereof to discharge or obtain a stay of any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) against any of its assets or properties.

                  (h) A final judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (to the extent not paid or covered by insurance acknowledged by a carrier reasonably acceptable to Administrative Agent) shall be rendered by a court or courts against any Loan Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty
         (30) days from the date of entry thereof and the relevant Loan Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (i) Any Loan Party shall fail to pay when due any principal of or interest on any Debt (beyond the period of grace, if any), except for trade payables included within the definition of "Debt" hereunder, if the aggregate principal amount of the affected Debt equals or exceeds Two Hundred Fifty Thousand Dollars ($250,000) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof or any event shall have occurred with respect to any Debt in the aggregate principal amount equal to or in excess of Two Hundred Fifty Thousand Dollars ($250,000) that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any prepayment thereof.

                  (j) This Agreement or any Security Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any Loan Party shall deny that it has any further liability or obligation under any of the Loan Documents or any Lien created or purported to be created by the Loan Documents shall for any reason cease to be or fail to be a valid, first


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 49 priority perfected Lien (except for Liens permitted under this Agreement, if any, which are expressly permitted by the Loan Documents to have priority over the Liens in favor of Administrative Agent) upon any of the Collateral purported to be covered thereby.

                  (k) Any of the following events shall occur or exist with respect to any Loan Party or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that could reasonably be expected to constitute grounds entitling the PBGC to institute proceedings under
         Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under
         Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Administrative Agent subject Borrower or any of its Subsidiaries to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate could reasonably be expected to exceed One Million Dollars ($1,000,000).

                  (l) The occurrence of any event or condition which constitutes a Material Adverse Effect and thirty (30) days have passed since written notification thereof to Borrower by Administrative Agent (therein reasonably identifying such event or condition) without such event or condition having been remedied, cured or waived.

                  (m) The occurrence of any action by any Governmental Authority that results in the revocation of the license or licenses of any Provider, if the gross revenues to Borrower arising from the affected Provider or Providers exceed ten percent (10%) of the immediately preceding fiscal year's aggregate payments made under the Management Services Agreements.

                  (n) A Change of Control shall occur.

         Section 12.2 Remedies. If any Event of Default shall occur and be continuing, Administrative Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

                  (a) Acceleration. By notice to Borrower, declare all outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without further notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower except as where required by the specific terms of this Agreement or the other Loan Documents;


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 50

                  (b) Termination of Commitments. Terminate the Commitments, without notice to Borrower or any other Loan Party;

                  (c) Judgment. Reduce any claim to judgment;

                  (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to Administrative Agent, for the benefit of Administrative Agent and each Lender to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; and

                  (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas, or any other jurisdiction governing any of the Loan Documents, by equity, or otherwise;

provided, however, that, upon the occurrence of an Event of Default under subsections 12.1(e) or subsection 12.1(f), the Commitments of all of the Lenders shall automatically terminate and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

         Section 12.3 Performance by Administrative Agent. Upon the occurrence and during the continuance of a Default, if any Loan Party shall fail to perform any agreement in accordance with the terms of the Loan Documents, Administrative Agent may, at the direction of the Required Lenders, perform or attempt to perform such agreement on behalf of such Loan Party. In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount expended by Administrative Agent or the Lenders in connection with such performance or attempted performance, to Administrative Agent at the Principal Office together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document.

         Section 12.4 Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to Borrower or any other Person (any such notice being hereby expressly waived), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower or any other Loan Party against any and all of the Obligations now or hereafter existing under any Loan Document, irrespective of whether or not Administrative Agent or such Lender shall have made any demand under such Loan Documents and although the Obligations may be unmatured. Each Lender agrees promptly to notify Borrower (with a copy to Administrative Agent) after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 51 and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         Section 12.5 Continuance of Default. For purposes of all Loan Documents, a Default shall be deemed to have continued and exist until Administrative Agent shall have actually received evidence satisfactory to Administrative Agent that such Default shall have been remedied.

                                   ARTICLE 13

                              Administrative Agent

         Section 13.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes Bank of America to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent (which term as used in this sentence and in Section 13.5 shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder;
(c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         Section 13.2 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section
14.8. As to any matters not expressly provided for by this Agreement, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 52 acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law.

         Section 13.3 Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless Administrative Agent has received written notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that Administrative Agent receives such a notice of the occurrence of a Default, Administrative Agent shall give prompt notice thereof to the Lenders. Administrative Agent shall take such action with respect to such Default as it shall deem appropriate or as shall reasonably be directed by the Required Lenders.

         Section 13.4 Rights as Lender. With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of their respective Affiliates as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Loan Party or any of their respective Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 13.5 Indemnification. THE LENDERS AGREE TO INDEMNIFY ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED UNDER SECTION 14.1 OR SECTION 14.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SUCH SECTIONS) RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENT PERCENTAGES, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS'
FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ADMINISTRATIVE AGENT (INCLUDING BY ANY LENDER) IN ANY WAY RELATING TO OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTION TAKEN OR OMITTED BY ADMINISTRATIVE AGENT UNDER ANY LOAN DOCUMENT; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF, THE PERSON TO BE INDEMNIFIED. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 53

IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (CALCULATED BASED ON THE COMMITMENT PERCENTAGES) OF ANY COSTS OR EXPENSES PAYABLE BY BORROWER UNDER SECTION 14.1 TO THE EXTENT THAT ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH COSTS AND EXPENSES BY BORROWER. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS
SECTION 13.5 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS, OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

         Section 13.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of their Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

         Section 13.7 Resignation of Administrative Agent. Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor agent shall be subject to the approval of Borrower if and so long as no Event of Default has occurred and is continuing, which approval shall not be unreasonably withheld, conditioned, or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the U.S. having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), which successor agent shall be subject to the approval of Borrower, which approval shall not be unreasonably withheld, conditioned, or delayed. Upon the acceptance of any


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 54 appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 13.8 Administrative Agent Fee. Borrower agrees to pay to Administrative Agent an annual administrative fee of $50,000, due and payable by Borrower in $25,000 installments on June 30 and December 31 of each year.

         Section 13.9 Several Commitments. The Commitments and other obligations of the Lenders under any Loan Document are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under any Loan Document. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. No Lender shall be responsible for any act or omission of any other Lender.

                                   ARTICLE 14

                                  Miscellaneous

         Section 14.1 Expenses. Borrower hereby agrees to pay promptly after presentation of supporting documentation without duplication: (a) all reasonable costs and expenses of Administrative Agent arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents and all amendments or other modifications to the Loan Documents, including, without limitation, the reasonable fees and expenses of legal counsel for Administrative Agent (including any allocated costs of in-house counsel); (b) all reasonable fees, costs, and expenses of Administrative Agent or any Lender in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports (including, without limitation, the fees and expenses of KPMG International or an Affiliate thereof incurred in connection with the financial analysis of Borrower and its Subsidiaries conducted during the first and second Fiscal Quarters of 2001); (c) all costs and expenses of Administrative Agent in connection with any Default and the enforcement of any Loan Document or collection of the Obligations, including, without limitation, the fees and expenses of legal counsel for Administrative Agent (including any allocated costs of in-house counsel); (d) all fees, costs, and expenses of any Lender (including, without limitation, the reasonable fees and expenses of legal counsel (including any allocated costs of in-house counsel)) arising in connection with an Event of Default and the enforcement of any Loan Document or collection of the Obligations during the continuance of an Event of Default; (e) all transfer, stamp, documentary, or other similar taxes, assessments, or charges (including, without limitation, the Taxes and any penalties or interest) levied by any Governmental Authority in respect of any Loan Document or the transactions contemplated thereby; (f) all reasonable costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or other Lien


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 55 contemplated by any Loan Document; and (g) all other reasonable costs and expenses incurred by Administrative Agent in connection with any Loan Document. The fees and expenses of legal counsel for Administrative Agent that Borrower has agreed to pay hereunder include the fees and expenses of legal counsel for Administrative Agent arising in connection with advice given to Administrative Agent as to its rights and responsibilities hereunder.

         Section 14.2 Indemnification. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) ANY BREACH BY ANY LOAN PARTY OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (B) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE ASSETS OF BORROWER OR ANY OTHER LOAN PARTY, (C) ANY AND ALL STAMP, FILING, OR SIMILAR TAXES (INCLUDING, WITHOUT LIMITATION, THE "TAXES" AND ANY INTEREST OR PENALTY) LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON ADMINISTRATIVE AGENT OR ANY LENDER IN RESPECT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY; PROVIDED THAT THE PERSON ENTITLED TO BE INDEMNIFIED UNDER THIS SECTION SHALL NOT BE INDEMNIFIED FROM OR HELD HARMLESS AGAINST ANY LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER FOUND IN A FINAL, NON-APPEALABLE JUDGMENT RENDERED BY A COURT OF COMPETENT JURISDICTION TO HAVE ARISEN OUT OF OR RESULTED FROM ITS GROSS NEGLIGENCE OR ITS WILLFUL MISCONDUCT. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 14.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS,


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 56

SHAREHOLDERS, OR CREDITORS OR ANY PARTY ENTITLED TO INDEMNIFICATION HEREUNDER OR ANY OTHER PERSON AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED.

         Section 14.3 Limitation of Liability. None of Administrative Agent, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to Borrower for and, by the execution of the Loan Documents to which it is a party, each other Loan Party, hereby waives, releases, and agrees not to sue any of them upon, any claim for, any special, indirect, incidental, consequential, or punitive damages suffered or incurred by any Loan Party in connection with, arising out of, or in any way related to any of the Loan Documents, or any of the transactions contemplated by any of the Loan Documents.

         Section 14.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Administrative Agent or any Lender shall have the right to act exclusively in the interest of Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Loan Party, any shareholders of any Loan Party, or any other Person.

         Section 14.5 No Fiduciary Relationship. The relationship between the Loan Parties on the one hand and Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither Administrative Agent nor any Lender has any fiduciary or other special relationship with any Loan Parties, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and Administrative Agent and each Lender on the other to be other than that of debtor and creditor.

         Section 14.6 Equitable Relief. Borrower recognizes that in the event any Loan Party fails to pay, perform, observe, or discharge any or all of the obligations under the Loan Documents, any remedy at law may prove to be inadequate relief to Administrative Agent and the Lenders. Borrower therefore agrees that Administrative Agent and the Lenders, if Administrative Agent or the Required Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 14.7 No Waiver; Cumulative Remedies. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 14.8 Successors and Assigns.

                  (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of Administrative Agent and all of the Lenders.


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 57

                  (b) Assignment. Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that

                           (i) each such assignment shall be to an Eligible
                  Assignee. As used herein, "Eligible Assignee" means (A) a Lender; (B) an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender (herein a "Related Fund"); and (C) any other Person approved by Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this
                  Section 14.8, Borrower, such approval not to be unreasonably withheld, conditioned, or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Agreement or an assignment by a Lender to one of its Related Funds, any such partial assignment shall be in an amount at least equal to $5,000,000 and any partial assignment to a Related Fund shall be in an amount at least equal to $1,000,000;

                           (iii) the parties to such assignment shall execute
                  and deliver to Administrative Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent, and Borrower shall upon return of the assignor's notes, if any, make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the U.S. or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with
         Section 5.2.

                  (c) Register. Administrative Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 58 in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note or Notes subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                  (d) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the right of set-off contained in Section 12.4, and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and to approve any amendment, modification, waiver, or consent of any provision of any Loan Document (other than amendments, modifications, waivers, or consents of the types relating to the Loan or Commitment participated in under Section 14.11(a)).

                  (e) Pledge to Federal Reserve. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Delivery of Information. Any Lender may furnish any information concerning any Loan Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject to such Persons agreeing to being bound by the provisions of Section 14.22.

         Section 14.9 Survival. All representations and warranties made in any Loan Document or in any document, statement, or certificate furnished in connection with any Loan Document shall survive the execution and delivery of the Loan Documents and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations under
Article 5, Section 13.5, Section 14.1, and Section 14.2 shall survive repayment of the Notes and termination of the Commitments.

         Section 14.10 Entire Agreement. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 59

AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

         Section 14.11 Amendments and Waivers. Any provision of any Loan Document (other that the Warrant Agreement, which shall be governed by its express terms) may be amended or waived and any consent to any departure by any Loan Party therefrom may be granted if, but only if, such amendment, waiver, or consent is in writing and is signed by Borrower and the Required Lenders (and, if Article 13 or the rights or duties of Administrative Agent are affected thereby, by Administrative Agent); provided that no such amendment, waiver, or consent applicable to:

                  (a) a Loan or Commitment which has the effect of:

                                    (i) increasing such Commitment,

                                    (ii) reducing the principal of or rate of
                           interest on such Loan or any fees or other amounts payable hereunder with respect to such Loan or Commitment,

                                    (iii) postponing any date fixed for the
                           payment of any scheduled installment of principal of or interest on such Loan or any fees or other amounts payable hereunder with respect to such Loan or Commitment or changing any optional or mandatory prepayment provision applicable to such Loan, or

                                    (iv) postponing any date fixed for
                           termination of such Commitment

         shall be effective unless also signed by each Lender holding the Loan or Commitment of the type being modified; and

                  (b) any change (including a waiver) in:

                                    (i) the definition of Required Lenders or
                           the provisions of this Section 14.11; or

                                    (ii) the conditions specified in Article 7
                           hereof, or

                                    (iii) releases of all or substantially all
                           of the Collateral, or

                                    (iv) releases of all or substantially all of
                           the Guaranties


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 60 shall not be effective unless signed by all Lenders.

         Section 14.12 Maximum Interest Rate.

                  (a) No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

                  (b) No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations; and, if the principal of the Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations so that interest for the entire term does not exceed the Maximum Rate.

         Section 14.13 Notices. All notices and other communications provided for in any Loan Document to which any Loan Party is a party shall be given or made in writing (except as otherwise permitted by Section 4.2) and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or with respect to any Loan Party, at the "Address for Notices" specified below Borrower's name on the signature pages hereof, or with respect to a Lender not a party to this Agreement on the Effective Date, in its Assignment and Acceptance, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in any Loan Document, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid; provided,


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 61
however, notices to Administrative Agent pursuant to Section 2.7 or Section 4.2 shall not be effective until received by Administrative Agent.

         Section 14.14 Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE U.S. ANY ACTION OR PROCEEDING AGAINST BORROWER UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY TEXAS STATE COURT LOCATED IN DALLAS COUNTY, TEXAS OR FEDERAL COURT IN THE NORTHERN DISTRICT OF TEXAS. BORROWER IRREVOCABLY (a) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 14.13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY ANY LOAN PARTY AGAINST ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS, TEXAS.

         Section 14.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 14.16 Severability. Any provision of any Loan Document held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of such Loan Document and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 14.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 14.18 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code (relating to certain revolving credit facilities) are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

         Section 14.19 Construction. Borrower, each Loan Party (by its execution of the Loan Documents to which it is a party), Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 62 to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 14.20 Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 14.21 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 14.22 Confidentiality. Each Lender agrees to keep confidential any information obtained by it from any Loan Party or its agents or representatives pursuant hereto and the other Loan Documents identified as confidential in writing (or otherwise) at the time of delivery in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's officers, directors, employees, representatives, attorneys, agents, or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or as such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena, or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body, commission, or other Governmental Authority to whose jurisdiction such Lender may be subject, (d) to assignees or participants or potential assignees or participants or to professional advisors or direct or indirect contractual counterparties in swap agreements provided in each case such Person agrees to be bound by the provisions of this subsection 14.22, (e) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (f) to rating agencies, their employees, representatives, attorneys, agents, or affiliates who are advised of the confidential nature of such information, and (g) with Borrower's prior written consent.

         Section 14.23 Release and Waiver. To induce Administrative Agent and the Lenders to agree to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby:

                  (a) represents and warrants that as of the date of its execution of this Agreement there are no (i) claims against Administrative Agent or any Lender under the Existing Credit


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 63

         Agreement or the Existing Loan Documents, (ii) offsets against any indebtedness, liabilities and/or obligations owing to Administrative Agent or any Lender under the Existing Loan Documents, or (iii) defenses or counterclaims to Borrower's indebtedness, liabilities and/or obligations under the Existing Loan Documents (including, without limitation, the Obligations);

                  (b) waives any and all such claims, offsets, defenses or counterclaims referred to in clause (a) preceding, whether known or unknown, arising prior to the date of Borrower's execution of this Agreement; and

                  (c) releases and discharges Administrative Agent and each of the Lenders, and their respective officers, directors, employees, agents, shareholders, affiliates and attorneys (collectively the "Released Parties") from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower or any Loan Party ever had, now has, claims to have or may have against any Released Party arising prior to the date hereof and in any way from or in connection with the Existing Credit Agreement, the Existing Loan Documents or the transactions contemplated thereby.

         Section 14.24 Amendment and Restatement. This Agreement and the other Loan Documents amend, restate, and replace in their entirety the Existing Credit Agreement and the Existing Loan Documents. All rights, benefits, indebtedness, interest, liabilities, and obligations of the parties to the Existing Credit Agreement and the Existing Loan Documents are hereby amended, restated, replaced, and superseded in their entirety according to the terms and provisions set forth herein and in the other Loan Documents. All indebtedness, liabilities, and obligations under the Existing Credit Agreement and the Existing Loan Documents, including, without limitation, all promissory notes executed by Borrower pursuant thereto, are hereby renewed by this Agreement, the Notes and the other Loan Documents executed by the Borrower pursuant to this Agreement and shall, from and after the Closing Date, be governed by this Agreement and the other Loan Documents.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 64

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        BORROWER:

                                        MONARCH DENTAL CORPORATION

                                        By:  /s/ LISA K. PETERSON
                                           ------------------------------------
                                        Name:    Lisa K. Peterson
                                             ----------------------------------
                                        Title:   Chief Financial Officer
                                              ---------------------------------

                                        Address for Notices to Borrower
                                        or any Loan Party:

                                        Monarch Dental Corporation
                                        4201 Spring Valley Road, Suite 320
                                        Dallas, Texas 75244
                                        Attention:      Chief Executive Officer
                                        Telephone:      (972) 702-7446
                                                        -----------------------
                                        Telecopier:     (972) 702-0824
                                                        -----------------------


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 65

                                        ADMINISTRATIVE AGENT:

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By: /s/ CARLA A. ADDY
                                           ------------------------------------
                                                Carla A. Addy
                                                Vice President

                                        Address for Notices:

                                        Bank of America, N.A.
                                        901 Main Street, 11th Floor
                                        Dallas, Texas 75202
                                        Attention:    Carla A. Addy
                                                      Vice President
                                        Telephone:    (214) 209-2537
                                        Telecopier:   (214) 209-2577



THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 66

                                        LENDERS:

                                        BANK OF AMERICA, N.A.


Commitment:       $33,991,250           By:  /S/ CARLA A. ADDY
                                           ------------------------------------
                                                 Carla A. Addy
                                                 Vice President

                                        Address for Notices and Lending Office:

                                        Bank of America, N.A.
                                        901 Main Street, 11th Floor
                                        Dallas, Texas 75202
                                        Attention:   Carla A. Addy
                                                     Vice President
                                        Telephone:   (214) 209-2537
                                        Telecopier:  (214) 209-2577


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 67

                                        FLEET NATIONAL BANK


Commitment:       $23,658,750           By: /s/ G. CHRISTOPHER MILLER
                                           ------------------------------------
                                                 G. Christopher Miller
                                                 Vice President

                                        Address for Notices and Lending Office:

                                        Fleet National Bank
                                        777 Main Street, Mail Stop CT EH 40221A
                                        Hartford, Connecticut  06115
                                        Attention:   G. Christopher Miller
                                                     Vice President
                                        Telephone:   (860) 986-1563
                                        Telecopier:  (860) 986-2435


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 68

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK, B.A.,

                                        "Rabobank Nederland", New York Branch


Commitment:       $22,500,000           By: /s/ JOHN P. MCMAHON
                                            -----------------------------------
                                                 John P. McMahon
                                                 Vice President


                                        By:
                                            -----------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                               --------------------------------

                                        Address for Notices and Lending Office:

                                        Cooperative Centrale Raiffeisen-
                                        Boerenleenbank B.A. "Rabobank
                                        Nederland", New York branch
                                        245 Park Avenue, 37th Floor
                                        New York, New York  10167
                                        Attention:   John P. McMahon
                                                     Vice President, Special
                                                       Asset Management
                                        Telephone:   (212) 916-3718
                                        Telecopier:  (212) 916-7821
                                        E-Mail:  john.mcmahon@nyc.rabobank.com


THIRD AMENDED AND RESTATED CREDIT AGREEMENT - Page 69

                                   EXHIBIT A

                               FORM OF TERM NOTE












EXHIBIT A - Cover Page

                                   TERM NOTE



$
 ------------                                                -----------, ----


         FOR VALUE RECEIVED, the undersigned, MONARCH DENTAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware ("Borrower"), hereby promises to pay to the order of ___________________________ (the "Lender"), at the Principal Office of Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ______________________ DOLLARS ($____________) on the
dates and in the principal amounts provided in the Credit Agreement (as defined below), and to pay interest on the unpaid principal amount of the Loans evidenced hereby, at such office, in like money and funds, for the period commencing on the date of such Loans until such Loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the "Notes" referred to in that certain Third Amended and Restated Credit Agreement dated as of April 1, 2001, among Borrower, the Lender, the other lenders party thereto (collectively with the Lender, the "Lenders"), and Bank of America, N.A., as administrative agent for the Lenders (the "Administrative Agent") (such agreement as it may be amended, restated, or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences the Loans made by the Lender thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of the Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         This Note is a Loan Document and is subject to the terms of the Credit Agreement, and the holder of this Note shall be entitled to, without limitation, the benefits provided in the Credit Agreement, as set forth therein.

         The Administrative Agent's and the Lender's books and records shall be prima facie evidence of the Loans, interest, accruals, and payments hereunder, absent manifest error.

         Borrower, for itself, its successors, and its assigns, hereby waives diligence, presentment, protest and demand, and notice of protest, demand, dishonor, and non-payment of this Note.

         Borrower agrees to pay all collection expenses, court costs and all fees and expenses of legal counsel for the Administrative Agent and the Lender (whether or not litigation is commenced) which may be incurred in connection with the collection or enforcement of this Note.



TERM NOTE - Page 1

         This Note is in renewal of and is issued in amendment and restatement of (but not in extinguishment of) the indebtedness evidenced by that certain Amended and Restated Promissory Note dated September 3, 1998 previously executed and delivered by Borrower payable to the order of ___________________, in the face amount of $___________, and the portion of such indebtedness represented hereby shall hereafter be governed by and payable in accordance with the terms hereof.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.



                                      MONARCH DENTAL CORPORATION



                                      By:
                                         ---------------------------------------
                                           Lisa Peterson
                                           Chief Financial Officer and Secretary



TERM NOTE - Page 2

                                   EXHIBIT B
                       FORM OF ASSIGNMENT AND ACCEPTANCE




EXHIBIT B - Cover Page

                           ASSIGNMENT AND ACCEPTANCE



                                                               ---------, ----

         Reference is made to that certain Third Amended and Restated Credit Agreement dated as of April 1, 2001 (as such agreement may be amended, restated, or otherwise modified in writing from time to time, the "Credit Agreement") between Monarch Dental Corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement which are used herein shall have the meaning provided in the Credit Agreement.

         The assignor identified on the signature page hereto (the "Assignor") and the assignee identified on the signature page hereto (the "Assignee") agree as follows:

                  1. (a) Subject to paragraph 11 hereof, effective as of the date written on Schedule 1 hereto (the "Effective Date"), the Assignor irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, the interest described on Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement.

                  (b) From and after the Effective Date, (i) the Assignee shall be a party under the Credit Agreement and will have all the rights and obligations of a Lender for all purposes under the Loan Documents to the extent of the Assigned Interest and shall be bound by the provisions thereof, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent of the Assigned Interest. The Assignor and/or the Assignee, as agreed by the Assignor and the Assignee, shall deliver, in immediately available funds, the assignment fee required under Section 14.8(c) of the Credit Agreement.

         2. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Interest as agreed upon by the Assignor and the Assignee.

         3. The Assignor and the Assignee agree that all payments of principal, interest, fees, and other amounts in respect of the Assigned Interest accruing from and after the Effective Date shall be for the account of the Assignee, and all payments of such amounts in respect of the Assigned Interest accruing prior to the Effective Date shall remain for the account of the Assignor. The Assignor and the Assignee hereby agree that if either receives any payment of such amounts which is for the account of the other, it shall hold the same in trust for such party and shall promptly pay the same to such party.




ASSIGNMENT AND ACCEPTANCE - Page 1

         4. The Assignor represents and warrants to the Assignee that:

                  (a) the Assignor is the legal and beneficial owner of the Assigned Interest, and the Assigned Interest is free and clear of any adverse claim;

                  (b) the Assigned Interest listed on Schedule 1 accurately and completely sets forth the amount of all the Obligations relating to the Assigned Interest outstanding as of the Effective Date;

                  (c) the Assignor has the power and authority and the legal right to make, deliver, and perform, and has taken all necessary action, to authorize the execution, delivery, and performance of this Assignment and Acceptance, and any and all other documents delivered by the Assignor in connection herewith and to fulfill the Assignor's obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection in connection herewith or therewith; and

                  (d) this Assignment and Acceptance constitutes the legal, valid, and binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of its obligations under the Loan Documents, and assumes no responsibility with respect to any statements, warranties, or representations made under or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Document other than as expressly set forth above.

         5. The Assignee represents and warrants to the Assignor and the Administrative Agent that:

                  (a) the Assignee is an Eligible Assignee;

                  (b) the Assignee has the power and authority and the legal right to make, deliver, and perform, and has taken all necessary action, to authorize the execution, delivery, and performance of this Assignment and Acceptance, and any and all other documents delivered by the Assignee in connection herewith and to fulfill the Assignee's obligations under, and to consummate the transactions contemplated by, this Assignment and Acceptance and the Loan Documents, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith;

                  (c) this Assignment and Acceptance constitutes the legal, valid, and binding obligation of the Assignee; and



ASSIGNMENT AND ACCEPTANCE - Page 2

                  (d) under applicable law no tax will be required to be withheld by the Administrative Agent or Borrower with respect to any payments to be made to the Assignee hereunder or under any Loan Document, and prior to or concurrently with the Administrative Agent's receipt of this Assignment and Acceptance, the Assignee has delivered to the Administrative Agent any tax forms required by the Credit Agreement; and

                  (e) the Assignee has received a copy of the Credit Agreement, together with copies of the most recent financial statements of Borrower delivered pursuant thereto, and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee has independently and without reliance upon the Assignor or the Administrative Agent and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as the Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

         6. The Assignee appoints and authorizes the Administrative Agent to take such action as agent on the Assignee's behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents, or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.

         7. The Assignor and the Assignee agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance.

         8. This Assignment and Acceptance shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations hereunder without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

         9. This Assignment and Acceptance may be executed by facsimile signatures with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the state specified in the Credit Agreement.

         10. The effectiveness of the assignment described herein is subject to:

                  (a) if such consent is required by the Credit Agreement, the Assignor and the Assignee obtaining the consent of the Administrative Agent and/or Borrower to the assignment described herein. By delivering a duly executed and delivered copy of this Assignment and Acceptance to the Administrative Agent, the Assignor and the Assignee




ASSIGNMENT AND ACCEPTANCE - Page 3
         hereby request any such required consent and request that the Administrative Agent register the Assignee as a Lender under the Credit Agreement effective as of the Effective Date.

                  (b) receipt by the Administrative Agent of (or other arrangements acceptable to the Administrative Agent with respect to) any applicable assignment fee referred to in Section 14.8(b) of the Agreement and any tax forms required by the Credit Agreement.

By signing below, the Administrative Agent agrees to register the Assignee as a Lender under the Credit Agreement, effective as of the Effective Date with respect to the Assigned Interest and will adjust the registered Commitment Percentage of the Assignor under the Credit Agreement to reflect the assignment of the Assigned Interest.

         11. Attached hereto as Schedule 2 is all contact, address, account, and other administrative information relating to the Assignee.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                              THE ASSIGNOR:
                              -------------

                              ------------------------------------------------

                              By:
                                  --------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

                              THE ASSIGNEE:
                              -------------

                              By:
                                  --------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------


ASSIGNMENT AND ACCEPTANCE - Page 4

In accordance with and subject to Section 14.8 of the Credit Agreement, the undersigned consent (if required) to the foregoing assignment as of the Effective Date:

BORROWER:

MONARCH DENTAL CORPORATION


By:
   --------------------------------------
   Lisa Peterson
   Chief Financial Officer and Secretary

THE ADMINISTRATIVE AGENT:


BANK OF AMERICA, N.A.,
as the Administrative Agent

By:
   --------------------------------------

Name:
     ------------------------------------

Title:
      -----------------------------------

ASSIGNMENT AND ACCEPTANCE - Page 5

                                   Schedule 1
                                       to
                           Assignment and Assignment
                             The Assigned Interest



Effective Date:
               -----------------------



                                                                         Assigned
  Assigned        Type of Obligations           Amount of               Commitment
 Commitment            Assigned            Obligations Assigned         Percentage
 ----------       -------------------      --------------------         ----------

$                                          $                                      %
 ----------       -------------------       -------------------         ----------





Schedule 1 - Solo Page

                                   Schedule 2
                                       to
                           Assignment and Assignment

                              Contact Information




Schedule 2 - Solo Page

                                    EXHIBIT C


                         FORM OF COMPLIANCE CERTIFICATE





EXHIBIT C - Cover Page

                             COMPLIANCE CERTIFICATE

         The undersigned, duly appointed and acting officer of Monarch Dental Corporation (the "Borrower"), being duly authorized, hereby delivers this Compliance Certificate to the Administrative Agent and the Lenders, pursuant to
Section 9.1(d) of that certain Third Amended and Restated Credit Agreement dated as of April 1, 2001 among Borrower, Bank of America, N.A., in its capacity as administrative agent for the Lenders (the "Administrative Agent"), and the Lenders party thereto, as such agreement may be amended, restated, or otherwise modified from time to time, reference to which hereby is made (the "Credit Agreement"). Terms defined in the Credit Agreement which are used herein shall have the meaning provided in the Credit Agreement.

         1. Borrower hereby delivers to the Administrative Agent and the Lenders [check as applicable]: ___ the audited Fiscal Year end financial statements and the unaudited consolidating financial statements required by Section 9.1(a); ___ the Fiscal Quarter end financial statements required by Section 9.1(b), dated as of _____________, ____; or ___ the consolidated balance sheet and related statement of income required by Section 9.1(c) for the month of ________, 200__. Such financial statements are complete and correct in all material respects and have been prepared in accordance with GAAP (as applicable) applied consistently throughout the periods reflected therein, except for year-end audit adjustments and the inclusion of footnotes for any financial statements delivered pursuant to Section 9.1(b) or Section 9.1(c).

         2. The undersigned represents and warrants to the Administrative Agent and the Lenders that, except as may have been previously or concurrently disclosed to the Administrative Agent and the Lenders in writing by Borrower, the representations and warranties contained in Article 8 of the Credit Agreement are true and correct on and as of the date of this Compliance Certificate as if made on and as of the date hereof (except to the extent that such representations and warranties are expressly by their terms made only as of the Closing Date or another specified date).

         3. The undersigned hereby states that, to the best of his or her knowledge and based upon an examination sufficient to enable an informed statement [check as applicable]:

         [ ]      No Default exists as of the date hereof.

         [ ] One or more Defaults have occurred or exist as of the date hereof. Included within Exhibit A attached hereto is a written description specifying each such Default, its nature, when it occurred, whether it is continuing as of the date hereof and the steps being taken by Borrower with respect thereto. Except as so specified, no Default exists as of the date hereof.

         4. Exhibit B attached hereto sets forth the calculations necessary to establish the status of Borrower's compliance with the covenants contained in
Article 11 of the Credit Agreement as of the effective date of the financial statements referenced in paragraph 1 above.


COMPLIANCE CERTIFICATE - Page 1

Date of execution of this Compliance Certificate:           ,     .
                                                  ----------  ----

                                   MONARCH DENTAL CORPORATION



                                   By:
                                      ---------------------------------------
                                       Lisa Peterson
                                       Chief Financial Officer and Secretary


COMPLIANCE CERTIFICATE - Page 2

                                   EXHIBIT A
                                       to
                             COMPLIANCE CERTIFICATE
                                     dated

                              --------------, ----

The following is attached to and made a part of the above referenced Compliance Certificate.

                               [specify Defaults]



EXHIBIT A - Defaults

                                   EXHIBIT B
                                       to
                             COMPLIANCE CERTIFICATE
                                     dated

                              --------------, ----

The following is attached to and made a part of the above referenced Compliance Certificate.

                     [INSERT CALCULATIONS AND INFORMATION]


EXHIBIT B - Covenant Calculations

                                   EXHIBIT D
                            FORM OF MASTER GUARANTY


EXHIBIT D - Cover Page

                                MASTER GUARANTY

         This MASTER GUARANTY ("Guaranty"), dated as of April 1, 2001, is executed and delivered by each of the undersigned (collectively and individually referred to herein as the "Guarantor"), to and in favor of the Administrative Agent (as defined below).

                                   RECITALS:

         A. Monarch Dental Corporation ("Borrower"), the lenders party thereto (together with their successors and assigns, the "Lenders"), and Bank of America, N.A., as administrative agent for the Lenders (the "Administrative Agent"), are, concurrently herewith entering into that certain Third Amended and Restated Credit Agreement dated as of April 1, 2001 (such Credit Agreement, as it may hereafter be amended, restated, or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the same meaning as set forth for such terms in the Credit Agreement).

         B. The Guarantor is a Subsidiary of Borrower.

         C. In connection with prior loan agreements between Borrower, the Administrative Agent and the Lenders, the Guarantor previously executed a guaranty agreement in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders (the "Original Guaranty").

         D. The Guarantor has directly and indirectly benefitted and will directly and indirectly benefit from the loans evidenced and governed by the Credit Agreement.

         E. The execution and delivery of this Guaranty is required by the Credit Agreement and is a condition to the Lenders entering the Credit Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, the full and prompt payment and performance of the Guaranteed Indebtedness (as defined below) upon the following terms:

         1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Credit Agreement and shall include, without limitation, any and all post-petition interest and expenses (including, without limitation, all fees and expenses of legal counsel for the Administrative Agent and the Lender) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that, notwithstanding anything to the contrary contained in this Guaranty, the Guaranteed Indebtedness shall be limited to an aggregate amount equal to the greatest amount that would not render the Guarantor's indebtedness, liabilities, or obligations hereunder subject to avoidance under Sections 544, 548, or 550 of the Bankruptcy Code or subject to being set aside or annulled under any applicable state law relating to fraud on creditors; provided, further, that, for


MASTER GUARANTY - Page 1
purposes of the immediately preceding clauses, it shall be presumed that the Guaranteed Indebtedness hereunder does not equal or exceed any aggregate amount which would render the Guarantor's indebtedness, liabilities, or obligations hereunder subject to being so avoided, set aside, or annulled, and the burden of proof to the contrary shall be on the party asserting to the contrary. Subject to but without limiting the generality of the foregoing sentence, the provisions of this Guaranty are severable and, in any legally binding action or proceeding involving any state corporate law or any bankruptcy, insolvency, fraudulent transfer, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity, if the indebtedness, liabilities, or obligations of the Guarantor hereunder would otherwise be held or determined to be void, invalid, or unenforceable on account of the amount of its indebtedness, liabilities, or obligations hereunder, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such indebtedness, liabilities, or obligations shall, for purposes of determining the Guarantor's obligations under this Guaranty, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable as determined in such action or proceeding.

         2. The Guarantor, together with each guarantor under any other guaranty (and specifically including each Guarantor hereunder), if any, relating to the Credit Agreement (the "Related Guaranties") which contain a contribution provision similar to that set forth in this paragraph 2, agrees that it and all such other guarantors (collectively, the "Contributing Guarantors") together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made by the Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share; provided, however, that the obligations to or from any Funding Guarantor as described in this paragraph 2 shall be subordinate to the obligation of the Guarantor to pay the Guaranteed Indebtedness as more fully set forth in paragraph 11 hereof. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of
(i) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (ii) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty or a Related Guaranty, in each case determined in accordance with the provisions hereof and thereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate

MASTER GUARANTY - Page 2

Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and the Related Guaranties (including, without limitation, in respect of this paragraph 2 or any similar provision contained in a Related Guaranty). The amounts payable as contributions hereunder and under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder or under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this paragraph 2.

         3. This Guaranty shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance and not a guaranty of collection, and the Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature (other than payment or performance) which Borrower may have against the Administrative Agent, any Lender, or any other party, or which the Guarantor may have against Borrower, the Administrative Agent, any Lender, or any other party, shall be available to, or shall be asserted by, the Guarantor against the Administrative Agent, any Lender, or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         4. If the Guarantor becomes liable for any indebtedness owing by Borrower to the Administrative Agent or any Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Administrative Agent and the Lenders hereunder shall be cumulative of any and all other rights that the Administrative Agent and the Lenders may ever have against the Guarantor. The exercise by the Administrative Agent and the Lenders of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantor shall promptly pay the amount due thereon to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, without notice or demand in lawful currency of the United States of America, and it shall not be necessary for the Administrative Agent or any Lender, in order to enforce such payment by the Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by the Guarantor, then the Guarantor shall be subrogated to the rights then held by the Administrative Agent and the Lenders with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by the Guarantor and, in addition, upon payment by the Guarantor of any sums to the Administrative Agent hereunder, all rights of the Guarantor against Borrower, any other guarantor




MASTER GUARANTY - Page 3
of the Guaranteed Indebtedness, or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness and no such right or remedy of subrogation, reimbursement or otherwise shall be exercised or otherwise entered (except that proofs of claim may be filed in a bankruptcy or insolvency proceeding) unless and until the Guaranteed Indebtedness has been indefeasibly paid in full.

         6. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent or any Lender.

         7. The Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following occurrences or events, whether or not with notice to or the consent of the Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of the Guarantor hereunder, or the full or partial release of any other guarantor of the Guaranteed Indebtedness from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, the Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by the Administrative Agent or any Lender to Borrower, the Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of the Administrative Agent or any Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(h) any payment by Borrower or any other party to the Administrative Agent or any Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason the Administrative Agent or any Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any Lien securing any or all of the Guaranteed Indebtedness;
(k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of the Administrative Agent or any Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to,


MASTER GUARANTY - Page 4
or discharge of, Borrower, the Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness other than payment of the Guaranteed Indebtedness.


         8. The Guarantor represents and warrants as follows:

            (a) All of the representations and warranties in the Credit Agreement relating to the Guarantor are true and correct in all material respects as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date or to the extent that a fact, event, or circumstance has occurred that makes such representation or warranty untrue but which is not prohibited to occur or exist (or which does not cause a Default or an Event of Default) under the Loan Documents.

            (b) The value of the consideration received and to be received by the Guarantor as a result of Borrower, the Administrative Agent, and the Lenders entering into the Credit Agreement and the Guarantor's executing and delivering this Guaranty and the other Loan Documents to which it is a party is reasonably worth at least as much as the liability and obligation of the Guarantor hereunder and thereunder, and the Credit Agreement and the extension of credit to Borrower thereunder have benefitted and may reasonably be expected to benefit the Guarantor directly or indirectly. Execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party is necessary or convenient to the conduct, promotion, and attainment of the business of the Guarantor.

            (c) The Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based upon such documents and information as the Guarantor has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

            (d) The Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower, and the Guarantor is not relying upon the Administrative Agent or the Lenders to provide (and neither the Administrative Agent nor any Lender shall have any duty to provide) any such information to the Guarantor either now or in the future.

         9. The Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Lender has any commitment under the Credit Agreement, the Guarantor will comply with all covenants set forth in the Credit Agreement specifically applicable to the Guarantor, the terms of which are incorporated herein by reference.

         10. During the existence of an Event of Default, the Administrative Agent and the Lenders shall have the right to set-off and apply against this Guaranty or the Guaranteed Indebtedness or both, at any time and without notice to the Guarantor, any and all deposits (general or special, time or demand, provisional or final, but excluding any account established by the


MASTER GUARANTY - Page 5

Guarantor as a fiduciary for another party) or other sums at any time credited by or owing from the Administrative Agent and the Lenders to the Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not the Administrative Agent or any Lender shall have made any demand under this Guaranty. Each Lender agrees promptly to notify Borrower (with a copy to the Administrative Agent) after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights and remedies of the Administrative Agent and the Lenders hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or any Lender may have.

            11. (a) The Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior indefeasible payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest, or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness or any part thereof shall be made or given, directly or indirectly by or on behalf of any Debtor (as defined below) or received, accepted, retained, or applied by the Guarantor unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash; except that prior to occurrence of an Event of Default, the Guarantor shall have the right to receive payments on the Subordinated Indebtedness made in the ordinary course of business unless, and except to the extent that, the payment or receipt of such payments is prohibited or otherwise restricted by the Credit Agreement or another Loan Document other than this Guaranty. During the existence of a Default, no payments of principal or interest may be made or given, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained, or applied by the Guarantor, except for payments in Securities subordinated at least to the same extent as the Subordinated Indebtedness, unless and until the Guaranteed Indebtedness shall have been indefeasibly paid in full in cash. If any sums shall be paid to the Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by the Guarantor for the benefit of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) and shall forthwith be paid to the Administrative Agent without affecting the liability of the Guarantor under this Guaranty and may be applied by the Administrative Agent against the Guaranteed Indebtedness in accordance with the terms of the Credit Agreement. Upon the request of the Administrative Agent, the Guarantor shall execute, deliver, and endorse to the Administrative Agent such documentation as the Administrative Agent may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any other party obligated at any time to pay any of the Guaranteed Indebtedness other than the Guarantor (Borrower and such other obligated parties (including, without limitation, any Contributing Guarantors) are referred to herein as the "Debtors") to the Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such


MASTER GUARANTY - Page 6
         indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantor.

            (b) The Guarantor agrees that any and all Liens (including, without limitation, any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens, if any, upon any Debtor's assets securing payment of the Guaranteed Indebtedness, or any part thereof, regardless of whether such Liens in favor of the Guarantor, the Administrative Agent, or any Lender presently exist or are hereafter created or attached. Without the prior written consent of the Administrative Agent, until final repayment in full of all Guaranteed Indebtedness, the Guarantor shall not (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor (provided that the Guarantor may file proofs of claim against Borrower or any other Debtor in any bankruptcy or insolvency proceeding), or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief, or insolvency proceeding) to enforce any obligations of any Debtor to the Guarantor or any Liens held by the Guarantor on assets of any Debtor.

            (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, the Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee, or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness, except payments in Securities subordinated at least to the same extent as the Subordinated Indebtedness, until the Guaranteed Indebtedness has been indefeasibly paid in full in cash. The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the terms of the Credit Agreement.

            (d) The Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

         12. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders except as otherwise provided in the Credit Agreement. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


MASTER GUARANTY - Page 7

         13. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including, without limitation, any guarantor of the Guaranteed Indebtedness), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of the Guarantor against the Administrative Agent or any Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

         14. This Guaranty is for the benefit of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding not only on the Guarantor, but on the Guarantor's successors and assigns.

         15. The Guarantor recognizes that the Administrative Agent and the Lenders are relying upon this Guaranty and the undertakings of the Guarantor hereunder and under the other Loan Documents to which the Guarantor is a party and further recognizes that the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party is a material inducement to the Administrative Agent and the Lenders entering into the Credit Agreement. The Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty or any other Loan Document to which it is a party.

         16. Any notice or demand to the Guarantor under or in connection with this Guaranty or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, at the address of Borrower in accordance with the notice provisions in the Credit Agreement.

         17. The Guarantor shall pay on demand all fees and expenses of legal counsel for the Administrative Agent and the Lenders and all other reasonable costs and expenses incurred by the Administrative Agent and the Lenders in connection with the administration, enforcement, or collection of this Guaranty.

         18. The Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty.

         19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference the same as if stated verbatim herein, and the Guarantor agrees that the Administrative Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty.

         20. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE GUARANTOR WITH RESPECT TO THE GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS,


MASTER GUARANTY - Page 8

WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY THE GUARANTOR AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING AMONG THE GUARANTOR, THE ADMINISTRATIVE AGENT, AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT, OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS AMONG THE GUARANTOR, THE ADMINISTRATIVE AGENT, AND THE LENDERS.

         21. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE U.S.

         22. This Guaranty shall constitute an amendment and restatement of, but not an extinguishment, discharge, satisfaction or novation of, any indebtedness, liabilities or obligations (including, without limitation, the "Guaranteed Obligation" as such term is defined in the Original Guaranty) of the Guarantor under the Original Guaranty.

         23. To induce the Administrative Agent to agree to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby:

            (a) represents and warrants that as of the date of its execution of this Guaranty there are no (i) claims against the Administrative Agent or any Lender under the Original Guaranty or any other Loan Documents to which such Guarantor is a party, (ii) offsets against any indebtedness, liabilities and/or obligations owing to the Administrative Agent or any Lender under the Original Guaranty or any other Loan Documents to which such Guarantor is a party, or (iii) defenses or counterclaims to such Guarantor's liabilities and/or obligations under the Original Guaranty or any other Loan Documents to which such Guarantor is a party;

            (b) waives any and all such claims, offsets, defenses or counterclaims referred to in clause (a) preceding, whether known or unknown, arising prior to the date of such Guarantor's execution of this Agreement; and

            (c) releases and discharges the Administrative Agent and each of the Lenders, and their respective officers, directors, employees, agents, shareholders, affiliates and attorneys (collectively the "Released Parties") from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which such Guarantor or any Loan Party ever had, now has, claims to have or may have against any Released Party arising prior to the date hereof and in any way from or in connection with the Original Guaranty, any other Loan Documents to which such Guarantor is a party or the transactions contemplated thereby.


MASTER GUARANTY - Page 9

                  [Remainder of page intentionally left blank]

         EXECUTED as of the _____ day of April, 2001.

                              GUARANTORS:

                              MANAGED DENTAL CARE CENTERS, INC.,
                              a Texas corporation
                              MONARCH DENTAL ASSOCIATES
                              (ARKANSAS), INC., an Arkansas corporation
                                   (f/k/a United Dental Care, Inc.)
                              MONARCH DENTAL ASSOCIATES
                              (DAYTON), INC., an Ohio corporation
                                   (f/k/a Dental Care One (Monarch), Inc.)
                              MIDWEST DENTAL MANAGEMENT, INC.,
                              a Wisconsin corporation
                              MONARCH DENTAL ASSOCIATES
                              (INDIANA), INC., an Indiana corporation
                                   (f/k/a Dental Centers of Indiana (Monarch),
                                   Inc.)
                              MIDWEST DENTAL CARE, MONDOVI, INC.,
                              a Wisconsin corporation
                              MIDWEST DENTAL CARE, SHEBOYGAN,
                              INC.,
                              a Wisconsin corporation
                              MONARCH DENTAL MANAGEMENT, INC.,
                              a Texas corporation
                              THREE PEAKS DENTAL MANAGEMENT,
                              INC.,
                              a Colorado corporation
                              MONARCH DENTAL ASSOCIATES (UTAH),
                              INC.,
                              a Utah corporation

                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------


MASTER GUARANTY - Page 10

                              MONARCH DENTAL ASSOCIATES
                              (HOUSTON), L.P., a Texas limited partnership
                                   (f/k/a MacGregor Dental Associates, L.P.)

                              By:  Monarch Dental Management, Inc., a
                                   Texas corporation, its general partner

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                              MONARCH DENTAL ASSOCIATES, L.P., a
                              Texas limited partnership

                              By:  Monarch Dental Management, Inc., a
                                   Texas corporation, its general partner

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                              MONARCH DENTAL (PRESS) ASSOCIATES,
                              L.P., a Texas limited partnership

                              By:  Monarch Dental Management, Inc., a
                                   Texas corporation, its general partner

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                              MONARCH DENTAL ASSOCIATES
                              (MIDLAND/ODESSA), L.P., a Texas limited
                              partnership

                              By:  Monarch Dental Management, Inc., a
                                   Texas corporation, its general partner

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



MASTER GUARANTY - Page 11

                              MONARCH DENTAL ASSOCIATES
                              (ABILENE), L.P., a Texas limited partnership

                              By:  Monarch Dental Management, Inc., a
                                   Texas corporation, its general partner

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                              MONARCH DENTAL ASSOCIATES
                              (ARIZONA), L.L.C., an Arizona limited liability company

                              By:  Monarch Dental Associates (Utah), Inc.,
                                   its Managing Member

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                              PARTNERS DENTAL CORPORATION, a
                              Delaware corporation

                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

                              VALLEY FORGE DENTAL ASSOCIATES,
                              INC., a Delaware corporation

                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------



MASTER GUARANTY - Page 12

                              VFD OF PENNSYLVANIA, INC., a Delaware
                              corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                              MONARCH DENTAL ASSOCIATES
                              (CLEVELAND), INC., an Ohio corporation
                                   (f/k/a Horizon Group International, Inc.
)
                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                              PRECISE DENTAL LAB, INC., an Ohio
                              corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                              VFD OF GEORGIA, INC.,
                              a Delaware corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                              VFD OF PITTSBURGH, INC.,
                              a Pennsylvania corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------



MASTER GUARANTY - Page 13

                              PRO DENT, INC., a Pennsylvania corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                              VFD REALTY, INC.,
                              a Delaware corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                              DENTAL ALLIANCE, INC.,
                              a Delaware corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                              MIDWEST DENTAL PLAN, LTD., a Wisconsin
                              stock insurance corporation

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------



MASTER GUARANTY - Page 14

                                   EXHIBIT E

                           FORM OF JOINDER AGREEMENT



EXHIBIT E - Cover Page

                               JOINDER AGREEMENT

         This JOINDER AGREEMENT (the "Agreement") dated as of ___________, 200_, is executed by the undersigned (the "Debtor") for the benefit of BANK OF AMERICA, N.A., in its capacity as administrative agent for the lenders party to the hereafter identified Credit Agreement (the "Administrative Agent") and for the benefit of such lenders in connection with that certain Credit Agreement dated as of April 1, 2001 among Monarch Dental Corporation ( "Borrower"), the Administrative Agent, and the Lenders from time to time party thereto (as such agreement may be amended, restated, or otherwise modified, the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement).

                                   RECITALS:

         A. The Debtor is a Subsidiary of the Borrower.

         B. As consideration for the benefits derived by the Debtor from the Loans made to Borrower under the Credit Agreement, the Debtor has agreed to become a party as a "Guarantor" to that certain Master Guaranty, dated as of April 1, 2001, entered into by each of the Guarantors pursuant to the terms of the Credit Agreement for the benefit of the Administrative Agent (the "Guaranty Agreement"). The Debtor now desires to become a "Guarantor" under the Guaranty Agreement as required by the Credit Agreement. NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees as follows:

                                   AGREEMENT:

         1. The Debtor hereby assumes all the obligations of a "Guarantor" under the Guaranty Agreement and agrees that it is a "Guarantor" and bound as a "Guarantor" under the terms of the Guaranty Agreement as if it had been a signatory thereto. In accordance with the foregoing and for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor irrevocably and unconditionally guarantees to the Administrative Agent and the Lenders the full and prompt payment and performance of the Guaranteed Indebtedness (as defined in the Guaranty Agreement) upon the terms and conditions set forth in the Guaranty Agreement.

         2. This Agreement shall be deemed to be part of, and a modification to, the Guaranty Agreement and shall be governed by all the terms and provisions of the Guaranty Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of the Debtor enforceable against the Debtor. The Debtor hereby waives notice of the Administrative Agent's or any Lender's acceptance of this Agreement.



JOINDER AGREEMENT - Page 1

         IN WITNESS WHEREOF, the Debtor has executed this Agreement as of the day and year first written above.

                              GUARANTOR:

                              --------------------------------------------

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------


JOINDER AGREEMENT - Page 2